COPIED AS EXECUTED

                                   U.S. $40,000,000

                                  TRADE RECEIVABLES
                             PURCHASE AND SALE AGREEMENT

                    Dated as of December 28, 1984, As Amended, and
                   As Amended and Restated as of December 30, 1994

                                        Among

                          THE CONTINENTAL INSURANCE COMPANY
                         BOSTON OLD COLONY INSURANCE COMPANY
                         THE BUCKEYE UNION INSURANCE COMPANY
                              CASUALTY INSURANCE COMPANY
                     COMMERCIAL INSURANCE COMPANY OF NEWARK, N.J.
                   THE CONTINENTAL INSURANCE COMPANY OF NEW JERSEY
                        CONTINENTAL LLOYD'S INSURANCE COMPANY
                         CONTINENTAL REINSURANCE CORPORATION
                    THE FIDELITY AND CASUALTY COMPANY OF NEW YORK
                  FIREMEN'S INSURANCE COMPANY OF NEWARK, NEW JERSEY
                          THE GLENS FALLS INSURANCE COMPANY
                    KANSAS CITY FIRE AND MARINE INSURANCE COMPANY
                        THE MAYFLOWER INSURANCE COMPANY, LTD.
                 NATIONAL-BEN FRANKLIN INSURANCE COMPANY OF ILLINOIS
                            NIAGARA FIRE INSURANCE COMPANY
                              PACIFIC INSURANCE COMPANY
              WORKERS' COMPENSATION AND INDEMNITY COMPANY OF CALIFORNIA

                                Collectively as Seller
                                ----------------------

                                         and

                                     CIESCO L.P.

                                     as Investor
                                     -----------


                                         and


                                    CITIBANK, N.A.

                                         and

                             CITICORP NORTH AMERICA, INC.

                              Individually and as Agent
                              -------------------------

                                  TABLE OF CONTENTS



                                      ARTICLE I

                                     DEFINITIONS
          SECTION 1.01.  Certain Defined Terms  . . . . . . . . . . . .   3
          SECTION 1.02.  Other Terms. . . . . . . . . . . . . . . . . .  20
          SECTION 1.03.  Computation of Time Periods  . . . . . . . . .  20

                                      ARTICLE II

                          AMOUNTS AND TERMS OF THE PURCHASES
          SECTION 2.01.  Designated Obligors  . . . . . . . . . . . . .  20
          SECTION 2.02.  Commitment . . . . . . . . . . . . . . . . . .  20
          SECTION 2.03.  Making Purchases . . . . . . . . . . . . . . .  21
          SECTION 2.04.  Termination or Reduction of the
                       Commitment   . . . . . . . . . . . . . . . . . .  21
          SECTION 2.05.  Fees . . . . . . . . . . . . . . . . . . . . .  21
          SECTION 2.06.  Share  . . . . . . . . . . . . . . . . . . . .  22
          SECTION 2.07.  Settlement Procedures  . . . . . . . . . . . .  23
          SECTION 2.08.  Payments and Computations, Etc . . . . . . . .  26
          SECTION 2.09.  Dividing or Combining of Shares  . . . . . . .  27
          SECTION 2.10.  Recourse for Yield . . . . . . . . . . . . . .  27
          SECTION 2.11.  Increased Costs, Etc.  . . . . . . . . . . . .  28

                                     ARTICLE III

                               CONDITIONS OF PURCHASES
          SECTION 3.01.  Conditions Precedent to Initial
                       Purchase   . . . . . . . . . . . . . . . . . . .  29
          SECTION 3.02.  Conditions Precedent to All
                       Purchases  . . . . . . . . . . . . . . . . . . .  30
          SECTION 3.03.  Conditions Precedent to Designation
                       of Designated Obligors and to
                       Reinvestments of Collections   . . . . . . . . .  31
          SECTION 3.04.  Conditions Precedent to
                       Effectiveness of Amendment and
                       Restatement  . . . . . . . . . . . . . . . . . .  32

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES
          SECTION 4.01.  Representations and Warranties of
                       each Owner   . . . . . . . . . . . . . . . . . .  35

                                      ARTICLE V

                           GENERAL COVENANTS OF EACH OWNER
          SECTION 5.01.  Affirmative Covenants of each Owner  . . . . .  38
          SECTION 5.02.  Reporting Requirements of each Owner . . . . .  40
          SECTION 5.03.  Negative Covenants of each Owner . . . . . . .  41

                                      ARTICLE VI

                            ADMINISTRATION AND COLLECTION
          SECTION 6.01.  Designation of Collection Agent  . . . . . . .  42
          SECTION 6.02.  Duties of Collection Agent.  . . . . . . . . .  42
          SECTION 6.03.  Rights and Duties of the Agent . . . . . . . .  44
          SECTION 6.04.  Responsibilities of the Seller . . . . . . . .  44
          SECTION 6.05.  Further Action Evidencing Purchases  . . . . .  45

                                     ARTICLE VII

                                EVENTS OF TERMINATION
          SECTION 7.01.  Events of Termination  . . . . . . . . . . . .  46

                                     ARTICLE VIII

                                      THE AGENT
          SECTION 8.01.  Authorization and Action . . . . . . . . . . .  48
          SECTION 8.02.  Agent's Reliance, Etc  . . . . . . . . . . . .  48
          SECTION 8.03.  CNA and Affiliates . . . . . . . . . . . . . .  49
          SECTION 8.04.  Investor's Purchase Decision . . . . . . . . .  49

                                      ARTICLE IX

                                 ASSIGNMENT OF SHARES
          SECTION 9.01.  Assignment.  . . . . . . . . . . . . . . . . .  49
          SECTION 9.02.  Annotation of Certificate  . . . . . . . . . .  50
          SECTION 9.03.  Payments to Agent  . . . . . . . . . . . . . .  50

                                      ARTICLE X

                                   INDEMNIFICATION
          SECTION 10.01.  Indemnities by the Seller and the
                       Owners   . . . . . . . . . . . . . . . . . . . .  50
          SECTION 10.02.  Seller to Advise Agent  . . . . . . . . . . .  51
          SECTION 10.03.  Cooperation in Litigation . . . . . . . . . .  52

                                      ARTICLE XI

                                    MISCELLANEOUS
          SECTION 11.01.  Amendments, Etc . . . . . . . . . . . . . . .  52
          SECTION 11.02.  Notices, Etc  . . . . . . . . . . . . . . . .  52
          SECTION 11.03.  No Waiver; Remedies . . . . . . . . . . . . .  52
          SECTION 11.04.  Binding Effect; Assignability.    . . . . . .  53
          SECTION 11.05.  Governing Law . . . . . . . . . . . . . . . .  53
          SECTION 11.06.  Costs, Expenses and Taxes . . . . . . . . . .  53
          SECTION 11.07.  No Proceedings.   . . . . . . . . . . . . . .  54
          SECTION 11.08.  Security Interest . . . . . . . . . . . . . .  54
          SECTION 11.09.  Non-Assignment of Contracts . . . . . . . . .  55
          SECTION 11.10.  Additional Owners . . . . . . . . . . . . . .  55
          SECTION 11.11.  Execution in Counterparts . . . . . . . . . .  55
          SECTION 11.12.  Reference to the Documents  . . . . . . . . .  56

          EXHIBIT A  -          Form of Assignment

          EXHIBIT B-1  -        Form of Certificate of Assignment to CNA as
                                Agent for the Investor

          EXHIBIT B-2  -        Form of Certificate of Assignment to CNA as
                                Agent for Citibank

          EXHIBIT B-3  -        Form of Certificate of Assignment to CNA as
                                Agent for CNA

          EXHIBIT C  -          Company Agreement

          EXHIBIT D  -          Form of Contract

          EXHIBIT E  -          Form of Investor Report

          EXHIBIT F  -          Form of Designation of Obligors

          EXHIBIT G  -          Form of Cancellation of Designation of
                                Obligors

          EXHIBIT H  -          Form of Opinion of Martin Haber, Esq.

          EXHIBIT I  -          List of Offices of Each Owner where Records
                                are Kept

          EXHIBIT J  -          Form of Assumption Agreement

                                  TRADE RECEIVABLES
                             PURCHASE AND SALE AGREEMENT


                    Dated as of December 28, 1984, as amended, and
                   as amended and restated as of December 30, 1994



                    THE CONTINENTAL INSURANCE COMPANY, a New Hampshire corporation, BOSTON OLD COLONY INSURANCE COMPANY, a Massachusetts corporation, THE BUCKEYE UNION INSURANCE COMPANY, an Ohio corporation, CASUALTY INSURANCE COMPANY, an Illinois corporation, COMMERCIAL INSURANCE COMPANY OF NEWARK, N.J., a New Jersey corporation, THE CONTINENTAL INSURANCE COMPANY OF NEW JERSEY, a New Jersey corporation, CONTINENTAL LLOYD'S INSURANCE COMPANY, a Lloyd's organization formed under the Texas Insurance Code ("Continental Lloyd's"), CONTINENTAL REINSURANCE CORPORATION, a
            -------------------
          California corporation, THE FIDELITY AND CASUALTY COMPANY OF NEW YORK, a New Hampshire corporation, FIREMEN'S INSURANCE COMPANY OF NEWARK, NEW JERSEY, a New Jersey corporation, THE GLENS FALLS INSURANCE COMPANY, a Delaware corporation, KANSAS CITY FIRE AND MARINE INSURANCE COMPANY, a Missouri corporation, THE MAYFLOWER INSURANCE COMPANY, LTD., an Indiana corporation, NATIONAL-BEN FRANKLIN INSURANCE COMPANY OF ILLINOIS, an Illinois corporation, NIAGARA FIRE INSURANCE COMPANY, a Delaware corporation, PACIFIC INSURANCE COMPANY, a California corporation and WORKERS' COMPENSATION AND INDEMNITY COMPANY OF CALIFORNIA, a California corporation (each such corporation and any other corporation which has become a party hereto pursuant to Section 11.10, individually, being hereinafter referred to an "Owner" and,
                                                          -----
          collectively, as the "Owners" or the "Seller", CIESCO L.P.
                                ------          ------
          (formerly known as Commercial Industrial Trade-receivables Investment Company), a New York limited partnership (the "Investor"), CITIBANK, N.A. ("Citibank") and CITICORP NORTH
           --------                     --------
          AMERICA, INC. (formerly known as Citicorp Industrial Credit, Inc.), a Delaware corporation, individually ("CNA") and as agent
                                                        ---
          for the Investor, Citibank and CNA (the "Agent"), agree as
                                                   -----
          follows:

                    PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement are defined in
          Article I of this Agreement.

                    (2) Each Owner has entered into that certain Intercompany Pooling Agreement effective January 1, 1982 as amended by certain addenda thereto (as the same may, from time to time, be amended, modified or supplemented pursuant to one or more addenda or otherwise, the "Intercompany Pooling Agreement")
                                          ------------------------------
          with each other Owner pursuant to which each Owner (other than Continental) sold, transferred and assigned, and continues to sell, transfer and assign, to Continental certain accounts receivable, including the Receivables to the extent of such Owner's right, title and interest therein, and simultaneously therewith Continental sold, transferred and assigned, and continues to sell, transfer and assign, to each such Owner a percentage interest and participation in such accounts receivable and in certain of its accounts receivable, including Receivables, to the extent of its right, title and interest therein.

                    (3) The Seller has, and expects to have, Receivables arising from sales from time to time of insurance products or services. The Seller intends to segregate certain Receivables in a Receivables Pool on an ongoing basis and desires to sell fractional undivided interests, herein called Shares, in Receivables in the Receivables Pool herein called Pool
          Receivables.

                    (4) The Investor and Citibank desire to purchase such Shares from the Seller. CNA may elect to purchase Shares from the Seller. Subject to certain conditions, the Investor, Citibank and CNA may assign this Agreement and their rights and obligations therein or their Shares and related rights and obligations under this Agreement to an Assignee, and such Assignee may assign this Agreement and its rights and obligations therein or its Shares and related rights and obligations under this Agreement to any other Assignee.

                    (5) In consideration of the reinvestment in Pool Receivables by a Shareowner of daily Collections of its Shares (other than with regard to accrued Collection Agent Fee) and so long as such reinvestment continues, the Seller will sell to such Shareowner additional interests in the Pool Receivables as part of such Shares. It is intended that such daily reinvestment of Collections be effected, until such reinvestment shall be terminated pursuant to the provisions of this Agreement, by an automatic daily adjustment to each Shareowner's Shares, which adjustment shall reflect the daily transfer to such Shareowner of interests in new Pool Receivables and the daily adjustment of its Shares. Such daily reinvestment is intended, so long as it continues, to permit each Shareowner to maintain its funds, called herein Capital, fully invested in uncollected Pool Receivables.

                    (6) CNA has been requested, and CNA is willing, to act as Agent.

                    (7) The Seller, the Investor, Citibank and CNA, individually and as Agent, entered into a Trade Receivables Purchase and Sale Agreement dated as of December 28, 1984 (said Agreement as amended to date being the "Receivables Agreement").
                                                  ---------------------
          The parties hereto have agreed to amend and restate the Receivables Agreement as set forth herein.

                    NOW, THEREFORE, the parties agree to amend and restate the Receivables Agreement in its entirety to read as follows:

                                      ARTICLE I

                                     DEFINITIONS

                    SECTION 1.01.  Certain Defined Terms.  As used in this
                                   ---------------------
          Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                    "Adverse Claim" means a lien, security interest,
                     -------------
               charge, or encumbrance, or other right or claim of any Person, other than a right or claim (i) as against any insurance policy (but not the related Pool Receivables) for payment of a loss, asserted by a Person who is a loss payee under such insurance policy or (ii) as against any insurance policy (but not the related Pool Receivables) for contribution for payment of a loss asserted by any Owner by reason of reinsurance provided for in the Intercompany Pooling Agreement.

                    "Affiliate" when used with respect to a Person means
                     ---------
               any other Person controlling, controlled by or under common control with such Person.

                    "Affiliated Obligor" means any Obligor which is an
                     ------------------
               Affiliate of another Obligor.

                    "Agent's Account" has the meaning assigned to that term
                     ---------------
               in Section 2.07(c)(i).

                    "Alternate Base Rate" means a fluctuating interest rate
                     -------------------
               per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                         (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

                         (b)  1/2 of one percent above the latest
                    three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; provided,
                                 --------
                    however, that such fluctuating interest rate shall in
                    -------
                    no event be higher than the maximum rate permitted by applicable law.

                    "Assignee" means Citibank, CNA, the Investor or any of
                     --------
               their respective Affiliates, or Persons managed by Citibank, CNA or any of their respective Affiliates, or any other Person (other than a Person which is engaged primarily, or is a member of a group (consisting of such Person and all of its Affiliates) which is engaged primarily, in the business of underwriting or selling insurance) as the assignee of a Share pursuant to or as contemplated by Article IX.

                    "Assignment" means an assignment, in substantially the
                     ----------
               form of Exhibit A, by which a Share or Shares may be assigned.

                    "Assumption Agreement" means an Assumption Agreement in
                     --------------------
               substantially the form of Exhibit J hereto.

                    "Average Commission Balance" means an amount owing to
                     --------------------------
               or by an insurance agent relating to the difference between the then outstanding amount of commissions due and payable by such insurance agent to an Owner or to such insurance agent by an Owner in respect of any insurance products or services provided by each Owner.

                    "Average Maturity" means, on any day, that period
                     ----------------
               (expressed in days) equal to the average maturity of the Pool Receivables as shall be calculated by the Collection Agent as set forth in the most recent Investor Report delivered to the Agent in accordance with the provisions thereof; provided, however, if the Agent shall disagree with
                        --------  -------
               any such calculation, the Agent may in good faith re-calculate the Average Maturity for such day.

                    "Business Day" means any day of the year on which banks
                     ------------
               are not required or authorized to close in New York City and, if the applicable Business Day relates to any Share for which the Investor Rate is determined by reference to the Eurodollar Rate, on which dealings are carried on in the London interbank market.

                    "Capital" of any Share means the original amount of the
                     -------
               Purchase of such Share by the Investor, Citibank or CNA, as the case may be, pursuant to Sections 2.02 and 2.03 reduced from time to time by the portion of Collections distributed pursuant to Section 2.07(d)(A)(y), or otherwise received and distributed, on account of such Capital; provided that such
                                                        --------
               Capital of such Share shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

                    "Certificate" means a certificate of the Seller: in
                     -----------
               substantially the form of Exhibit B-1 as to an assignment by the Seller to the Agent for the account of the Investor; in substantially the form of Exhibit B-2 as to an assignment by the Seller to the Agent for the account of Citibank; and in substantially the form of Exhibit B-3 as to an assignment by the Seller to the Agent for the account of CNA in its individual capacity; in each case, evidencing each Share owned by the Investor, Citibank or CNA, respectively.

                    "Citibank Rate" for any Fixed Period for any Share
                     -------------
               means an interest rate per annum equal to 1.375% per annum above the Eurodollar Rate; provided, however, that in the
                                          --------  -------
               case of any Fixed Period of one to (and including) 13 days or if required pursuant to Section 2.11(c) or (d), the "Citibank Rate" for such Fixed Period for such Share shall
                -------------
               be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further, however, that the Agent and the Seller may
               -------- -------  -------
               agree in writing from time to time upon a different "Citibank Rate".
                -------------

                    "Collection Agent" means at any time the Person then
                     ----------------
               authorized pursuant to Article VI to service, administer and collect on behalf of the Agent Pool Receivables.

                    "Collection Agent Fee" has the meaning assigned to that
                     --------------------
               term in Section 2.05(c).

                    "Collection Agent Fee Reserve" for any Share at any
                     ----------------------------
               time means the sum of (i) the Liquidation Collection Agent Fee for such Share at such time plus (ii) the unpaid Collection Agent Fee relating to such Share accrued to such time.

                    "Collection Delay Period" for any Share means 10 days,
                     -----------------------
               or such other number of days as the Agent may reasonably select upon three Business Days' notice to the Seller.

                    "Collections" means, with respect to any Receivable,
                     -----------
               all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.07(b); provided, however, that except
                                            --------  -------
               as otherwise provided in Section 2.07(b), the Collection Agent and the Seller shall not be deemed to have received any Collection of such Receivable previously received by an insurance agent until such insurance agent shall have paid such amounts over to the Collection Agent or the Seller.

                    "Commitment" means, as the context requires, either (i)
                     ----------
               $40,000,000, as such amount may be reduced pursuant to
               Section 2.04, or as such amount may be
               increased or decreased upon the agreement in writing of the parties to this Agreement, or (ii) the obligation of Citibank to make Purchases from time to time aggregating, together with Purchases by the Investor and CNA, up to $40,000,000 or such reduced amount pursuant to Section 2.04 or such increased or decreased amount as agreed to by each of the parties hereto.

                    "Commitment Termination Date" means the earlier of (i)
                     ---------------------------
               one of the following dates (as applicable): (A) with respect to any Purchase by Citibank or any Share owned by Citibank, December 29, 1995, provided that during the 10-day
                                            --------
               period immediately preceding such date (or any extension of such date in accordance with this proviso), the Seller and the Agent may agree in writing to extend (effective on the day immediately preceding such date) the Commitment Termination Date by up to an additional 360 days, and (B) with respect to Purchases by the Investor or CNA (any of which, as provided in this Agreement, are at the sole discretion of the Investor or CNA, as the case may be), any Share owned by the Investor or CNA or any other case not governed by subclause (A) above, December 30, 1997 and (ii) the date of termination of the Commitment pursuant to
               Section 2.04 or 7.01.

                    "Company" means The Continental Corporation, a New York
                     -------
               corporation and the beneficial owner of all of the outstanding shares of stock of each Owner.

                    "Company Agreement" means that certain Agreement, dated
                     -----------------
               as of the date hereof, of the Company, attached as Exhibit C hereto, as such Agreement may, from time to time, be amended, modified, or supplemented.

                    "Concentration Limit" for any Obligor means at any time
                     -------------------
               3% (or such other percentage agreed to by the Agent) of the aggregate Capital of all Shares at such time; provided,
                                                             --------
               however, that the Concentration Limit (and the Receivables
               -------
               or Outstanding Balance of Receivables with reference thereto or in connection therewith) shall be calculated as if such Obligor and each of its Affiliated Obligors are, as to all of their respective Pool Receivables, one Obligor.

                    "Continental" means The Continental Insurance Company,
                     -----------
               a New Hampshire corporation, and any corporation which may succeed to the business and assets of such corporation by merger or consolidation or acquisition of assets.

                    "Contract" means an invoice or other statement of
                     --------
               account, an example of which is set forth in Exhibit D hereto.

                    "Credit and Collection Policy" means those credit and
                     ----------------------------
               collection policies and practices existing on December 30, 1994 which are being followed by the Seller with respect to Contracts and Receivables related thereto, including those policies and practices maintained by the Seller's computer system, with such changes to such credit and collection policies and practices as are not prohibited by Section
               5.03(c).

                    "Debt" means (i) indebtedness for borrowed money or for
                     ----
               the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties (other than obligations arising under insurance policies and bonds issued by any Owner in the ordinary course of its business) in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above (other than obligations arising under insurance policies and bonds issued by any Owner in the ordinary course of its business), and (iv) liabilities in respect of unfunded benefit liabilities, within the meaning of Section 4001(a)(18) of ERISA, under plans covered by Title IV of ERISA.

                    "Default Ratio" on any day means the percentage
                     -------------
               obtained by dividing the Outstanding Balance of Pool Receivables which shall have become Defaulted Receivables during the period of 30 consecutive days ending on the day immediately prior to such day by the Net Receivables Pool Balance on such day.

                    "Defaulted Receivable" means a Receivable:
                     --------------------

                         (i) as to which any payment, or part thereof, remains unpaid for 241 days or more from the original due date for such payment; or

                         (ii) which, consistent with the Credit and
                    Collection Policy, is deemed to be uncollectible through normal collection procedures and has been or will be referred to an independent collection agent or an attorney for further collection proceedings; or

                         (iii) as to which the Obligor thereof has
                    taken any action, or suffered any event to occur, of the type described in Section 7.01(f); or

                         (iv) which, consistent with the Credit and
                    Collection Policy, would be written off the Seller's books as uncollectible.

                    "Delinquency Ratio" on any day means the percentage
                     -----------------
               obtained by dividing the Outstanding Balance of Pool Receivables which are on such day Delinquent Receivables by the Net Receivables Pool Balance on such day.

                    "Delinquent Receivable" means a Receivable that is not
                     ---------------------
               a Defaulted Receivable and:

                         (i) as to which any payment, or part thereof, remains unpaid for 181 days or more from the original due date for such payment; or

                         (ii) which the insurance agent responsible for the
                    collection thereof has been unable to collect and an Owner has undertaken to collect directly from the Obligor; or

                         (iii) which, consistent with the Credit and
                    Collection Policy, would be classified as delinquent by the Seller.


                    "Designated Obligor" means, at any time, an Obligor (i)
                     ------------------
               which is a United States resident and not an Affiliate of any of the parties hereto and (ii) which shall at such time have been so designated by the Seller and approved by the Agent in accordance with Section 2.01 and whose designation as a Designated Obligor shall not at such time have been cancelled by either the Seller or the Agent pursuant to
               Section 2.01.

                    "Dilution Ratio" means, for any calendar month, the
                     --------------
               ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the aggregate amount of policy cancellations, policy endorsements, deemed collections and other reductions of the Receivables Pool the effect of which is to reduce the Outstanding Balance of any Pool Receivable (other than any dilution resulting solely from any write off of any Pool Receivable by the Collection Agent and not from any of the factors specified above) provided to Obligors during such calendar month in respect of the principal balance of Pool Receivables by (ii) the aggregate Outstanding Balance of all Pool Receivables acquired by the Seller during the prior calendar month.

                    "Eligible Receivable" means a Receivable:
                     -------------------

                         (i) the Obligor of which, at the later of the time of creation of such Receivable or the time such Obligor became a Designated Obligor, (A) is not an affiliate or a division of any Owner and (B) is not a government agency, department, instrumentality or political subdivision of any kind whatsoever;

                         (ii) which, according to the Contract related thereto, is required to be paid in full within 45 days of the end of the effective month of the insurance coverage provided by the insurance policy related thereto;

                         (iii)  which is an account receivable
                    representing all or part of the sales price of the insurance products and services sold to an Obligor;

                         (iv)  which is an "account" within the meaning of
                    Section 9-106 of the UCC of the State of New York;

                         (v) which is denominated and payable only in United States dollars in the United States;

                         (vi) which arises as a result of the issuance of a legal, valid and binding insurance policy to an Obligor and which is enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

                         (vii)  which, together with the Contract
                    related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which the issuer of such Contract is not in violation of any such law, rule or regulation in any material respect;

                         (viii)  which, at the later of the time of
                    creation of such Receivable or the time the Obligor thereof became a Designated Obligor, (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time reasonably specify to the Seller prior to the time the Obligor thereof became a Designated Obligor and (C) complies, on and after the 30th day following notice by the Agent to the Seller of any other criteria or requirements, with such other criteria or requirements (other than those relating to the collectibility of such Receivable) as the Agent shall have reasonably specified in such notice; and

                         (ix) the assignment of which pursuant hereto is not prohibited by, and is effective under, applicable law.

                    "Equity Investor" means CNA Financial Corporation, a
                     ---------------
               Delaware corporation.

                    "ERISA" means the U.S. Employee Retirement Income
                     -----
               Security Act of 1974, as amended from time to time.

                    "Eurodollar Rate" for any Fixed Period for any Share
                     ---------------
               means an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital of such Share for a period equal to such Fixed Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

                    "Eurodollar Rate Reserve Percentage" for any Fixed
                     ----------------------------------
               Period means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Fixed Period.

                    "Event of Termination" has the meaning assigned to that
                     --------------------
               term in Section 7.01.

                    "Fixed Period" means with respect to any Share:
                     ------------

                         (a) initially the period commencing on the date of the Purchase of such Share and ending such number of days, as the Seller shall select and the Agent shall approve pursuant to Section 2.02, up to 270 days from such date; and

                         (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period for such Share and ending such number of days (not to exceed 270 days) as the Seller shall select and the Agent shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day, except that if the Agent shall not
                                            ------
                    have received such notice or the Agent and the Seller shall not have so mutually agreed before 11:00 A.M. (New York City time) on such last day, such period shall be one day;

               provided, however, that:  (i) any Fixed Period in respect of
               --------  -------
               which Yield is computed by reference to the Citibank Rate shall be a period of from one to and including 13 days, or a period of 1, 2, 3 or 6 months, as the Seller may select as provided above; (ii) any such Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, in the case of any Fixed Period
                             --------
               referencing the Eurodollar Rate, that, if such extension would cause the last day of such Fixed Period to occur in the next following calendar month, the last day of such Fixed Period shall on the next preceding Business Day; (iii) in the case of any Fixed Period of one day for any Share,
               (a) if such Fixed Period is such Share's initial Fixed Period, such Fixed Period shall be the day of the related Purchase; (b) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (c) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and (iv) in the case of any Fixed Period for any Share which commences before the Termination Date for such Share and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Share shall be of such duration as shall be selected by the Agent.

                    "Indemnified Party" has the meaning assigned to that
                     -----------------
               term in Section 2.11(a).

                    "Installment Receivable" has the meaning assigned to it
                     ----------------------
               in the definition of "Receivable".

                    "Intercompany Pooling Agreement" has the meaning
                     ------------------------------
               assigned to that term in Preliminary Statement (2).

                    "Investor Investment Fee" has the meaning assigned to
                     -----------------------
               that term in Section 2.05(a).

                    "Investor Rate" for any Fixed Period for any Share
                     -------------
               means:

                         (a) the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Investor or any Assignee having a term equal to such Fixed Period and to be issued to fund the Purchase or maintenance of such Share by the Investor or such Assignee may be sold by any placement agent or commercial paper dealer selected by the Investor or such Assignee, as agreed between each such agent or dealer and the Investor or such Assignee and notified by the Investor or such Assignee to the Agent and the Collection Agent; provided, however, if the rate (or rates) as agreed
                    --------  -------
                    between any such agent or dealer and the Investor or such Assignee with regard to any Fixed Period for any Share is a discount rate (or rates), the "Investor
                                                              --------
                    Rate" for such Fixed Period shall be the rate (or if
                    ----
                    more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, or

                         (b) if the Investor or such Assignee funds its purchase or maintenance of such Share for such Fixed Period other than by issuing commercial paper, a rate equal to the Citibank Rate for such Fixed Period or such other rate as the Agent and the Seller shall agree to in writing;

               provided, however, that, if the Investor or such Assignee so
               --------  -------
               requests and the Seller consents thereto, the "Investor
                                                              --------
               Rate" for any Fixed Period of one day shall be the Citibank
               ----
               Rate for such Fixed Period.

                    "Investor Report" means a report, in substantially the
                     ---------------
               form of Exhibit E or in such other form reasonably requested by the Agent, furnished on behalf of the Seller by the Collection Agent to the Agent for each holder of a Certificate pursuant to Section 2.07(e).

                    "Liquidation Collection Agent Fee" means for any Share
                     --------------------------------
               at any time an amount equal to the product of

                         (i)  the Capital of such Share at such time, times

                         (ii) the percentage per annum at such time of the Collection Agent Fee payable to the Collection Agent, times

                         (iii) a fraction having the number of days in the period equal to the sum of the Average Maturity plus the Collection Delay Period (each as in effect as of such time), as numerator, and 360 as denominator.

                    "Liquidation Day" for any Share means either (i) each
                     ---------------
               day during any Settlement Period for such Share on which the conditions set forth in Section 3.03 are not satisfied (or waived by the Agent), provided that such conditions are also
                                     --------
               not satisfied (or waived by the Agent) on each succeeding day during such Settlement Period, or (ii) each day which occurs on or after the Termination Date for such Share.

                    "Liquidation Fee" means, for each Share for any Fixed
                     ---------------
               Period which commences before the Termination Date (computed without regard to the last proviso of the definition of
                                          -------
               "Fixed Period") during which any Liquidation Day or Termination Date for such Share occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital of such Share during such Fixed Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the owner of such Share from such owner's investing the proceeds of such reductions of Capital.

                    "Liquidation Yield" means, for any Share at any date,
                     -----------------
               an amount equal to the product of (i) the Capital of such Share as at such date and (ii) the product of (a) the Citibank Rate for such Share for a Fixed Period deemed to commence at such time for a period of 30 days and (b) a fraction having as its numerator the number of days in the period equal to the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) and 360 as its denominator.

                    "Loss Percentage" for any Share means on any day during
                     ---------------
               any Fixed Period for such Share the greater of (i) the sum of five times the current month's Loss-to-Liquidation Ratio plus the Dilution Ratio or (ii) 17.5% (to be lowered to a level to the satisfaction of the Agent subject to actual loss and dilution statistics).

                    "Loss Reserve" means, for any Share at any date, an
                     ------------
                    amount equal to

                                        LP x C

               where:

                    LP   =    the Loss Percentage for such Share at the
                              close of business of the Collection Agent on such date.

                    C    =    the Capital of such Share at the close of
                              business of the Collection Agent on such date.

                    "Loss-to-Liquidation Ratio" means the ratio (expressed
                     -------------------------
               as a percentage) computed as of the last day of each calendar month by dividing (i) an amount equal to the aggregate Outstanding Balance of all Pool Receivables written off by the Seller, or that should have been written off by Seller, during such month by (ii) the aggregate amount of Collections (other than any deemed Collections) received during such month with respect to Pool Receivables.

                    "Moody's" means Moody's Investors Services, Inc.
                     -------

                    "Net Receivables Pool Balance" means at any time the
                     ----------------------------
               Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time and (ii) the aggregate amount by which the then Outstanding Balance of all Pool Receivables (other than Defaulted Receivables) of each Obligor exceeds the product of (A) the Concentration Limit for such Obligor at such time multiplied by (B) the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time.

                    "Obligor" means a Person obligated to make payments for
                     -------
               purchase of insurance products or services.

                    "Outstanding Balance" of any Receivable at any time
                     -------------------
               means the then outstanding balance thereof, provided that
                                                           --------
               the "Outstanding Balance" of an Installment Receivable shall
                    -------------------
               include for purposes of Section 2.07(b) all future installments that would have been due under the Contract relating thereto if it were not cancelled or otherwise terminated, and "Outstanding Balance" of the Receivables Pool at any time means the then outstanding aggregate balance of all Pool Receivables.

                    "Owner" has the meaning assigned to such term in the
                     -----
               paragraph preceding the Preliminary Statements.

                    "Person" means an individual, partnership, corporation
                     ------
               (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity.

                    "Plan Termination Event" means (i) the occurrence of a
                     ----------------------
               reportable event described in Section 4043 of ERISA and the regulations issued thereunder with respect to a Plan (other than a reportable event not subject to the provision for a 30-day notice to the Pension Benefit Guaranty Corporation under such regulations) or an event described in Section 4068(f) of ERISA, or (ii) the withdrawal of an Owner or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the incurrence of liability by an Owner or any of its ERISA Affiliates under Section 4064 of ERISA upon the termination of a Plan, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (v) the occurrence of any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; provided, however, that any such event
                                     --------  -------
               described above in clauses (i) through (v) could reasonably be expected to result in a material liability to the Pension Benefit Guaranty Corporation or to a Plan. "ERISA
                                                            -----
               Affiliate" means any trade or business (whether or not
               ---------
               incorporated) which is a member of a group of which an Owner is a member and which is under common control within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended. "Plan" means an employee
                                                   ----
               benefit plan (other than a Multiemployer Plan) maintained for employees of an Owner or any ERISA Affiliate and covered by Title IV of ERISA. "Multiemployer Plan" means a
                                       ------------------
               "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                    "Pool Receivable" means a Receivable in the Receivables
                     ---------------
               Pool.

                    "Program Fee" has the meaning assigned to that term in
                     -----------
               Section 2.05(a).

                    "Provisional Liquidation Day" means any day which could
                     ---------------------------
               be a Liquidation Day but for the proviso in clause (i) of the definition of "Liquidation Day".

                    "Purchase" means a purchase by the Investor, Citibank
                     --------
               or CNA of a Share from the Seller pursuant to or as contemplated by Article II.

                    "Receivable" means the indebtedness (less commissions
                     ----------
               payable thereon) of any Obligor to an Owner under a Contract arising out of a sale of insurance products or services which is (or was at any time on or after December 28, 1984) a Statutory Overdue, which indebtedness includes (i) the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto and
               (ii) in respect of such indebtedness which, according to the Contract relating thereto, is payable in several installments (an "Installment Receivable"), all installments
                                 ----------------------
               under the Contract relating thereto (other than installments released from the Receivables Pool pursuant to Section 2.07(g)) whether or not such Installment Receivable remains a Statutory Overdue after it becomes a Pool Receivable. Average Commission Balances and Returned Premiums shall not be included in this definition.

                    "Receivables Pool" means at any time the aggregation of
                     ----------------
               each then outstanding Receivable existing at any time the Obligor thereof is a Designated Obligor or arising at any time when the Obligor thereof was a Designated Obligor, excluding, however, (i) all Residual Risk Receivables and
               (ii) Installment Receivables released from the Receivables Pool pursuant to Section 2.07(g).

                    "Reinvestment Termination Date" for all Shares means
                     -----------------------------
               that Business Day which the Seller designates, or that Business Day on which the conditions precedent in Section
               3.03 are not satisfied which the Agent designates, as the Reinvestment Termination Date for such Shares by notice to the Agent (if the Seller so designates) or to the Seller (if the Agent so designates) at least one Business Day prior to such Business Day.

                    "Related Security" means with respect to any
                     ----------------
               Receivable:

                         (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

                         (ii) all guarantees, insurance and other
                    agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

                    "Residual Risk Receivable" means a Receivable in
                     ------------------------
               respect of which the Obligor is in an assigned or residual
               (or similar) risk category, including, without limitation,
               (i) a Receivable arising under a specific Contract with an Obligor which an Owner is required to insure under or in connection with an assigned risk plan established by the Department of Insurance or other governmental agency of a state pursuant to such state's insurance law, (ii) a Receivable arising out of or in connection with an Owner's membership in an insurance pool (other than pursuant to the Intercompany Pool Agreement), whether or not the Owner, with respect to such Receivable, acts as servicing carrier or issues a separate insurance policy or (iii) a Receivable arising in connection with an Owner's obligation to assume a share of property insurance liability under a Fair Access to Insurance Requirements plan or similar plan established by the Department of Insurance of a state under the federal Urban Property Protection and Reinsurance Act (12 USC Secs. 1749bbb et seq.) pursuant to such state's insurance law.

                    "Returned Premium" means the amount of any premium or
                     ----------------
               portion thereof taken by an insurance agent which has not yet been recorded on the books of an Owner.

                    "S&P" means Standard & Poor's, a division of McGraw-
                     ---
               Hill, Inc.

                    "Seller" has the meaning assigned to such term in the
                     ------
               paragraph preceding the Preliminary Statements; the parties hereto agree that at any time and from time to time the Owners may designate a single Owner to act for and on behalf of the Seller for all purposes under this Agreement; Continental is hereby so designated (any redesignation shall be effective for purposes hereof by notice from each of the Owners to the Agent designating another Owner to act for and on behalf of the Seller hereunder).

                    "Settlement Period" for any Share means each period
                     -----------------
               commencing on the first day of each Fixed Period for such Share and ending on the last day of such Fixed Period, and, on and after the Termination Date for such Share, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period; provided, however, that the Agent may, by notice to
                       --------  -------
               the Collection Agent, from time to time prior to the Termination Date for such Share, select such period (which may be a daily period) as is specified in such notice, which period shall become effective on the fourth Business Day subsequent to the giving of such notice.

                    "Share" means, at any time, a fractional undivided
                     -----
               ownership interest at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such fractional undivided interest pursuant to Section 2.06, (ii) all Related Security with respect to such Pool Receivables, and
               (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. With respect to each computation made pursuant to Section 2.06, such fractional undivided interest for such Share shall be computed as

                                       C + YR + CAFR + LR
                                       ------------------
                                            NRPB
                    where:

                    C    =    the Capital of such Share at the time of such
                              computation.

                    YR   =    the Yield Reserve of such Share at the time
                              of such computation.

                    CAFR = the Collection Agent Fee Reserve of such Share at the time of such computation.

                    LR   =    the Loss Reserve of such Share at the time of
                              such computation.

                    NRPB = the Net Receivables Pool Balance at the time of such computation.

               Each Share shall be determined from time to time pursuant to the provisions of Section 2.06.

                    "Shareowner" means, for each Share, upon its Purchase,
                     ----------
               Citibank, the Investor or CNA as the purchaser thereof; provided, however, that upon any assignment thereof pursuant
               --------  -------
               to Article IX, the Assignee thereof shall be the Shareowner thereof.

                    "Standby Commitment Fee" has the meaning assigned to
                     ----------------------
               that term in Section 2.05(a).

                    "Statutory Overdue" means indebtedness of an Obligor
                     -----------------
               (i) as to which any obligation to pay premium on the related policy or contract of insurance or surety bond has been due and unpaid to an Owner for more than 90 days after (x) in the case of any such obligation to make the first premium payment under the related policy, contract or bond (or the down payment of the first premium payment if the first premium payment is to be made in installments), the effective date of the related policy, contract or bond and
               (y) in the case of any other such obligation, the date on which such obligation is due and (ii) which, under the Credit and Collection Policy, is a "statutory overdue receivable".

                    "Structuring Fee" has the meaning assigned to that term
                     ---------------
               in Section 2.05(b).

                    "Termination Date" for any Share means the earlier of
                     ----------------
               the Reinvestment Termination Date for such Share or the Commitment Termination Date.

                    "UCC" means the Uniform Commercial Code as from time to
                     ---
               time in effect in the specified jurisdiction.

                    "Yield" means:
                     -----

                         (i) for each Share for any Fixed Period on the first day of which the owner thereof is the Investor or is an Assignee which will be funding such Share for such Fixed Period through the issuance of commercial paper, the product of

                              IR x C x ED  + LF
                                       ---
                                       360

                         (ii) for each Share for any Fixed Period on the
                    first day of which the owner thereof is an Assignee which will not be funding such Share for such Fixed Period through the issuance of commercial paper, the product of

                              CR x C x ED  + LF
                                       ---
                                       360

                    where:

                    CR   =    the Citibank Rate for such Share for such
                              Fixed Period.

                    C    =    the Capital of such Share during such Fixed
                              Period.

                    IR   =    the Investor Rate for such Share for such
                              Fixed Period.

                    ED   =    the actual number of days elapsed during such
                              Fixed Period.

                    LF   =    the Liquidation Fee, if any, for such Share
                              for such Fixed Period;

                    provided, however, that no provision of this Agreement
                    --------  -------
                    or the Certificates shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further,
                                                     --------  -------
                    that Yield for any Share shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

                    "Yield Reserve" for any Share at any time means the sum
                     -------------
               of (i) the Liquidation Yield at such time for such Share, and (ii) the accrued and unpaid Yield for such Share.

                    SECTION 1.02.  Other Terms.  All accounting terms not
                                   ------------
          specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
          Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
          Article 9.

                    SECTION 1.03.  Computation of Time Periods.  Unless
                                   ----------------------------
          otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".


                                      ARTICLE II

                          AMOUNTS AND TERMS OF THE PURCHASES

                    SECTION 2.01.  Designated Obligors.  At least three
                                   -------------------
          Business Days prior to the initial Purchase, by notice in substantially the form of Exhibit F delivered to and approved by the Agent, the Seller initially designated Obligors as Designated Obligors and indicated whether, to the best of its knowledge, any of such Obligors are Affiliated Obligors. After that initial designation, the Seller may at any time and from time to time, subject to satisfaction at such time of the conditions precedent set forth in Section 3.03, designate, by notice in substantially the form of Exhibit F delivered to and approved by the Agent, additional Obligors as Designated Obligors, and the Seller shall promptly notify the Agent when the Seller obtains knowledge that any Designated Obligor is an Affiliated Obligor. The Seller or the Agent may, at any time, cancel any designation of an Obligor as a Designated Obligor by written notice in substantially the form of Exhibit G delivered to the other three days prior to the date such cancellation becomes effective.

                    SECTION 2.02.  Commitment.  (a)  Citibank shall, on the
                                   ----------
          terms and conditions hereinafter set forth, purchase from the Seller, and the Investor and CNA each severally agrees on the terms and conditions hereinafter set forth to purchase from the Seller if and only if CNA or the Investor, as the case may be, determines in its sole discretion to purchase from the Seller, undivided interests in Pool Receivables by making Purchases of Shares from time to time during the period from December 28, 1984 to the Commitment Termination Date; provided, however, that
                                              --------  -------
          Citibank shall not be obligated to make any Purchase of any Share if, after giving effect to such Purchase, the aggregate Capital of Shares owned by all Shareowners would exceed the Commitment.

                    (b) Each Shareowner shall, on the terms and conditions hereinafter set forth, with the proceeds of its allocable share of Collections with respect to each Share owned by it, purchase, pursuant to Section 2.07(a)(i), additional undivided interests in the then existing and, if any, new Pool Receivables of such Share by making an appropriate readjustment of such Share.

                    SECTION 2.03.  Making Purchases.  (a)  Each Purchase
                                   ----------------
          shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice of a Purchase shall specify (i) the amount of such Purchase, (ii) the date of such Purchase, (iii) Citibank or the Investor or CNA as making such Purchase, and (iv) if Citibank or CNA is to make such Purchase and the Agent approves the duration of the initial Fixed Period for such Purchase, the duration of such initial Fixed Period. If such notice specifies either the Investor or CNA as making such Purchase, the Investor or CNA specified in such notice shall promptly notify the Agent, which shall promptly notify the Seller, whether the Investor or CNA specified in such notice has determined to make such Purchase. If such notice specifies the Investor as making such Purchase, the Agent shall, if the Investor has determined to make such Purchase, promptly notify the Investor of the amount and date of such Purchase and the Seller shall, prior to 10:00 A.M. (New York City time) on the date of such Purchase, if the Investor has determined to make such Purchase and the Agent approves the duration of the initial Fixed Period for such Purchase, notify the Investor of the duration of such initial Fixed Period. On the date of each Purchase, Citibank or the Investor or CNA, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Agent at its address referred to in Section 11.02 the amount of its Purchase in same day funds, and after receipt by the Agent of such funds, the Agent will make such funds immediately available to the Seller at Citibank's address referred to in Section 11.02.

                    (b) The Investor shall, on the date of each Purchase of each Share by the Investor and on the first day of each successive Fixed Period for such Share so long as it is owned by the Investor, and each other Shareowner of each Share shall, on the first day of each Fixed Period (other than the initial Fixed Period) for such Share, notify the Agent of the Investor Rate for such Fixed Period and the Agent shall promptly notify the Seller thereof.

                    SECTION 2.04.  Termination or Reduction of the
                                   -------------------------------
          Commitment.  The Seller may, upon at least five Business Days'
          ----------
          notice to the Agent, terminate in whole or reduce in part the unused portion of the Commitment; provided, however, that each
                                            --------  -------
          partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

                    SECTION 2.05.  Fees.  (a)  The Seller shall pay (i) to
                                   ----
          the Agent a program fee (the "Program Fee") on the amount of the
                                        -----------
          average daily used portion of the

          Commitment, from December 28, 1984 until the later of the Commitment Termination Date or the date on which all Capital of all Shares is reduced to zero, at the rate of 3/4 of 1% per annum, (ii) to Citibank a fee (the "Standby Commitment Fee") on the amount of the average
                      ----------------------
          daily unused portion of the Commitment, from December 28, 1984 until the later of the Commitment Termination Date or the date on which all Capital of all Shares is reduced to zero, at the rate of 1/4 of 1% per annum, and (iii) to the Investor a fee (the "Investor
                                                                 --------
          Investment Fee") on the amount of the entire Commitment (whether
          --------------
          used or unused), from December 28, 1984 until the later of the Commitment Termination Date or the date on which all Capital of all Shares is reduced to zero, at the rate of 1/100 of 1% per annum. Each of the Program Fee and the Standby Commitment Fee is payable in arrears monthly on the last day of each month during the terms of this Agreement and on the later of the Commitment Termination Date or the date on which all Capital of all Shares is reduced to zero. The Investor Investment Fee is payable in arrears annually on the last day of each year and on the later of the Commitment Termination Date or the date on which all Capital of all Shares is reduced to zero.

                    (b)  The Seller shall also pay to the Agent a
          structuring fee (the "Structuring Fee") equal to 1/4 of 1% of the
                                ---------------
          amount of the entire Commitment (whether used or unused) payable on the date of execution of this Agreement.

                    (c) Each Shareowner shall pay to the Collection Agent a collection fee (the "Collection Agent Fee") of 1/4 of 1% per
                                 --------------------
          annum on the average daily amount of Capital of such Share, from the date thereof until the later of the Commitment Termination Date or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Share; provided, however, that upon three Business Days' notice to the
          --------  -------
          Agent, the Collection Agent may elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Share, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(e); provided,
                                                                 --------
          further, that the fee paid to any Collection Agent other than an
          -------
          Owner shall not exceed 110% of the costs and expenses referred to in Section 6.02(e); and provided, further, that such fee shall
                                   --------  -------
          be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.07(c) and (d).

                    SECTION 2.06.  Share.  (a)  Each Share shall be
                                   -----
          initially computed as of the opening of business of the Collection Agent on the date of Purchase of such Share from the Seller hereunder. Thereafter until the Termination Date for such Share, such Share shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation Day). Such Share shall become zero at such time as the Shareowner of such Share shall have recovered the Capital of such Share and the Collection Agent shall have received the accrued Collection Agent Fee for such Share. Such Share shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Share, as computed as of the day immediately preceding the Termination Date for such Share, shall remain constant at all times on and after such Termination Date.

                    (b) If any Share would otherwise be reduced on any day on account of Receivables arising as or becoming Pool Receivables, the Shareowner of such Share may prevent such reduction by giving notice to the Collection Agent, before the close of business of the Collection Agent on such day, that such Share's interest in such Receivables is to be limited so as to prevent such reduction. If such notice is given for any day for any Share, the Receivables Pool for such Share, and the Net Receivables Pool Balance for such Share, will include, with respect to Receivables arising as or becoming Pool Receivables on such day, only such number of such Receivables or such portion of such Receivables as shall cause such Share to remain constant, such Receivables or portion thereof being included in the Receivables Pool for such Share and in the Net Receivables Pool Balance for such Share in the order of the Seller's account numbers for such Receivables up to an aggregate amount so as to cause such Share to remain constant, and the remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day.

                    SECTION 2.07.  Settlement Procedures.  (a)  During each
                                   ---------------------
          Settlement Period for each Share, the Collection Agent shall on each day Collections of Pool Receivables are received by it:

                    (i) if such day is not a Liquidation Day or a Provisional Liquidation Day, (A) out of such Share of such Collections hold in trust and, upon the request of the Agent, set aside and hold in trust for the Shareowner of such Share in accordance with Article VI an amount equal to the Yield and Collection Agent Fee accrued through such day for such Share and not so previously held in trust and (B), to the extent such Share of such Collections exceeds the aforementioned amount, apply the entire amount of the excess to the purchase, for the account of the Shareowner of such Share, of additional undivided interests in the then existing and new Pool Receivables by recomputation of such Share pursuant to Section 2.06 as of the end of such day and by paying to the Seller on the same day the amount of such excess (and the amount of such Collections theretofore so set aside and any Collections allocated pursuant to Section 2.07(b)(iv)); provided, however, that to the extent any
                             --------  -------
               Shareowner shall be required for any reason to pay over to an Obligor any amount of Collections which shall have been previously applied to the purchase, for the account of such Shareowner, of additional undivided interests in Pool Receivables pursuant hereto, such amount shall be deemed not to have been so applied to such purchase but rather to have been retained by the Seller and paid over for the account of such Shareowner and, notwithstanding anything herein to the contrary, such Shareowner shall have a claim for such amount, payable when and to the extent any distribution from or on behalf of such Obligor is made in respect thereof; and

                    (ii) if such day is a Liquidation Day or a Provisional
               Liquidation Day, out of such Collections hold in trust and, upon the request of the Agent, set aside and hold in trust for the Shareowner of such Share in accordance with Article VI, the Share of Collections received on such day; provided,
                                                                  --------
               that if amounts are set aside pursuant to this paragraph
               (ii) on any Provisional Liquidation Day that is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to paragraph (i) above on the day of such subsequent determination.

                    (b)  For the purposes of this Section 2.07:

                    (i) if on any day the Outstanding Balance of any Pool Receivable is reduced as a result of any cancellation of a Contract or an insurance policy, return of any premium, the failure of any insurance agent of an Owner to pay over any premium to such Owner or to the Seller, or any adjustment by the Seller thereof, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction;

                    (ii) if on any day any of the representations or
               warranties in Section 4.01(h), except for clause (iii) thereof, by an Owner is no longer true with respect to any Pool Receivable, or on any day any statement in clause (i) of the definition of "Eligible Receivable" is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                    (iii) except as stated in paragraph (i) or (ii) of
               this subsection 2.07(b) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application for specific Receivables; and

                    (iv) if, on any day when the Collection Agent receives
               a Collection of a Pool Receivable, the recomputation of a Share in accordance with Section 2.06 would (for any reason, including the application of Section 2.07(a)(i)) result in the numerator of such Share exceeding its denominator, the excess referred to in Section 2.07(a)(i) shall be applied to the purchase of additional undivided interests in the then existing and new Pool Receivables only to the extent, if any, that the numerator of such Share shall not exceed its denominator, and the remainder not so applied shall be allocated and held in trust and, upon request by the Agent, set aside by the Collection Agent for the Shareowner of such Share; provided, however, that on any subsequent day that is
               --------  -------
               not a Liquidation Day when all or any portion of such amount so allocated on any previous day may be applied pursuant to
               Section 2.07(a)(i) without allowing the numerator of such Share to exceed its denominator, such application shall be made. For purposes of computations under this paragraph
               (iv), all of the Shares outstanding at the time of computation shall be deemed to be combined as one Share.

                    (c) On the last Business Day of each Settlement Period for each Share, if no Liquidation Day for such Share occurs during such Settlement Period, the Collection Agent shall, for the account of the Shareowner of such Share, deposit the amounts referred to in paragraph (i)(A) of subsection (a) above with respect to such Share received during such Settlement Period, in the special account of the Agent (account no. 3885-8758) maintained with Citibank at its office at 399 Park Avenue, New York, New York 10043 (the "Agent's Account"). Upon receipt of
                                     ---------------
          such funds by the Agent, the Agent shall distribute them to the Shareowner of such Share in payment of the accrued Yield for such Share and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Share. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of
                                                     -----
          the accrued Yield for such Share, and second, in payment of the
                                                ------
          accrued Collection Agent Fee payable with respect to such Share.

                    (d) On the last Business Day of each Settlement Period for each Share, if one or more Liquidation Days for such Share occurs during such Settlement Period, the Collection Agent shall, for the account of the Shareowner of such Share, deposit in the Agent's Account the amounts referred to in paragraph (ii) of subsection (a) above with respect to such Share received during such Settlement Period. Upon receipt of funds by the Agent, the Agent shall distribute them (A) to the Shareowner of such Share
          (x) in payment of the accrued Yield for such Share, (y) in reduction (to zero) of the Capital of such Share and (z) in payment of any other amounts owed by the Seller hereunder to such Shareowner and (B) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Share. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of
                                                     -----
          the accrued Yield for such Share, second, in reduction of Capital
                                            ------
          of such Share, third, in payment of other amounts payable to such
                         -----
          Shareowner, and fourth, in payment of the accrued Collection
                          ------
          Agent Fee payable with respect to such Share. If any amounts set aside pursuant to paragraph (ii) of subsection (a) above are not required to be deposited to the Agent's Account pursuant to this subsection (d), such amounts shall be paid to the Seller by the Collection Agent.

                    (e) If requested by the Agent, prior to the twelfth Business Day following each Settlement Period, and in any event prior to the twelfth Business Day of each month, the Collection Agent shall prepare and forward to the Agent for each Shareowner an Investor Report, relating to each Share owned by such Shareowner, as of the close of business of the Collection Agent on the last day of such Settlement Period, or of the immediately preceding month, as the case may be.

                    (f) At or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to subsection (c) or (d) of this Section 2.07, the Seller will advise the Agent of each Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Share; provided, however,
                                                     --------  -------
          that if the Seller is not the Collection Agent, the Seller shall advise the Collection Agent of the occurrence of each such Liquidation Day and Provisional Liquidation Day at or prior to such day.

                    (g) On each day that is not a Liquidation Day or Provisional Liquidation Day (or would become such a day as a result of such release), installments under Contracts relating to Installment Receivables in the Receivables Pool in respect of which no installment remains a Statutory Overdue shall be deemed to have been released automatically from the Receivables Pool.

                    SECTION 2.08.  Payments and Computations, Etc.  (a)
                                   ------------------------------
          All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds at the office of Citibank referred to in Section 11.02.

                    (b) The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time
          --------  -------
          exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and be retained by, the Agent except to the extent that such failure by the Seller to make timely payment or deposit of any amount has continued beyond the date for distribution by the Agent of any such overdue amount to each Shareowner, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to, the Shareowners ratably in accordance with their respective interests in such overdue amount.

                    (c)    All computations of interest under subsection
          (b) above and all computations of Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                    SECTION 2.09.  Dividing or Combining of Shares.  (a)
                                   -------------------------------
          The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Period for any then existing Share (an "Existing Share"), divide such Existing Share on such last day
           --------------
          into two or more new Shares, each such new Share having Capital as designated in such notice and all such new Shares collectively having aggregate Capital equal to the Capital of such Existing Share.

                    (b)  The Seller may, on notice received by the Agent

                    (i) not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Period for two or more Existing Shares owned by the same
               Shareowner, or

                    (ii) not later than 11:00 A.M. (New York City time)
               three Business Days before the last day of any Fixed Period for one or more Existing Shares owned by Citibank, the Investor or CNA and the date (if such date is the same day on such last day) of any proposed Purchase of a Share to be made by Citibank, the Investor or CNA, respectively, pursuant to Sections 2.02 and 2.03, either (A) combine such Existing Shares of such Shareowner or (B) combine such Existing Share or Shares of Citibank, the Investor or CNA, as the case may be, and such proposed Share to be purchased by Citibank, the Investor or CNA, as the case may be, on such last day into one new Share of Citibank, the Investor or CNA, as the case may be, such new Share having Capital equal to the aggregate Capital of such Existing Shares, or such Existing Share or Shares and such proposed Share, as the case may be.

                    (c) On and after any dividing of an Existing Share pursuant to subsection (a) above or any combining of Existing Shares or of an Existing Share or Shares and a proposed Share pursuant to subsection (b) above, each of the new Shares resulting from such dividing, or the new Share resulting from such combining, as the case may be, shall be a separate Share having Capital as set forth above, and shall take the place of such Existing Share or Shares or proposed Share, as the case may be, in each case under and for all purposes of this Agreement.

                    SECTION 2.10.  Recourse for Yield.  The Seller shall be
                                   ------------------
          obligated to pay to the Agent, on the last day of each Settlement Period for each Share, for the account of the Shareowner of such Share, until the later of the Commitment Termination Date or the date on which all Capital of all Shares is reduced to zero, an amount equal to the accrued and unpaid Yield for such Share, by deposit of such amount to the Agent's Account. Upon receipt of such funds in the Agent's Account, the Agent shall distribute such funds to the Shareowner of such Share in payment of such accrued Yield.

                    SECTION 2.11.  Increased Costs, Etc.  (a)  If, due to
                                   --------------------
          either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to either Citibank or any of its Affiliates or any Assignee hereunder (each, an "Indemnified Party") of agreeing to make or of making Purchases,
           -----------------
          or any Indemnified Party of purchasing or maintaining Shares, then the Seller shall from time to time, upon demand by such Indemnified Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Indemnified Party additional amounts sufficient to compensate such Indemnified Party for such increased cost as provided herein.

                    (b) If any Indemnified Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Indemnified Party and that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interest therein hereunder or to the funding thereof, then, upon demand by the Agent, the Seller shall immediately pay to the Agent, for the account of such Indemnified Party (as third party beneficiaries), from time to time as specified by the Agent, additional amounts sufficient to compensate such Indemnified Party in the light of such circumstances, to the extent that such Indemnified Party reasonably determines such increase in capital to be allocable to the existence of any such commitments, provided that the Seller's liability for amounts under this Section 2.11 shall be limited to those amounts which (i) were payable in respect of the one month immediately preceding written notice from the Agent and (ii) become payable at any time after such notice. A certificate as to such amounts, giving a reasonable explanation thereof, submitted to the Seller by such Indemnified Party shall be conclusive and binding for all purposes, absent manifest error.

                    (c) If, with respect to any Shares for which the Investor Rate is determined by reference to the Eurodollar Rate, the Owner of such Share notifies the Agent that the Eurodollar Rate for any Fixed Period for such Share will not adequately reflect the cost to such Owner of making, funding or maintaining such Shares for such Interest Period, the Agent shall forthwith so notify the Seller and the Owners, whereupon each such Share will automatically, on and after the last day of the then existing Fixed Period therefor, have its Investor Rate equal to the Alternate Base Rate.

                    (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Owner to fund or maintain any Share for which the Investor Rate is determined by reference to the Eurodollar Rate, then, on notice thereof and demand therefor by such Owner to the Seller through the Agent, each such Share will automatically, on and after the last day of the then existing Fixed Period thereof, have its Investor Rate equal to the Alternate Base Rate.


                                     ARTICLE III

                               CONDITIONS OF PURCHASES

                    SECTION 3.01.  Conditions Precedent to Initial
                                   -------------------------------
          Purchase.  The initial Purchase under the Receivables Agreement
          --------
          was subject to the condition precedent that the Agent shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                    (a)  The Certificates for Citibank, the Investor and
               CNA;

                    (b) A copy of the resolutions of the Board of Directors of each Owner approving this Agreement, the Certificates and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

                    (c) A certificate of the Secretary or Assistant Secretary of each Owner certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Certificates and the other documents to be delivered by it hereunder (on which certificate the Agent, Citibank, the Investor and CNA may conclusively rely unless and until such time as the Agent shall receive from such Owner a revised certificate meeting the requirements of this subsection (c));

                    (d) Except to the extent waived by the Agent, from each Owner, acknowledgment copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the initial Purchase, naming such Owner as the assignor of Receivables and CNA, as Agent, as assignee, or other similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect Citibank's, the Investor's and CNA's ownership interests in all Receivables in which an interest may be assigned to them hereunder;

                    (e) Except to the extent waived by the Agent, certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the initial

               Purchase, listing all effective financing statements which name each Owner (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (d) above, together with copies of such financing statements (none of which shall cover any Receivables or Contracts);

                    (f) The notice of initial Designated Obligors required by Section 2.01;

                    (g) A favorable opinion of Martin D. Haber, Esq., counsel for each Owner, in substantially the form of Exhibit H and as to such other matters as the Agent may reasonably request;

                    (h) Acknowledgment copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the initial Purchase, naming the Investor as the assignor of Receivables and CNA, as Agent for Citibank and CNA, as assignee, or other similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect Citibank's and CNA's ownership interests in all Receivables in which an interest may be assigned to them hereunder;

                    (i) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements which name the Investor (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (h) above, together with copies of such financing statements (none of which shall cover any Receivables or Contracts); and

                    (j) A favorable opinion of Messrs. Shearman & Sterling, counsel for Citibank and CNA, individually and as Agent, as to such matters as Citibank and CNA may reasonably request.

                    SECTION 3.02.  Conditions Precedent to All Purchases.
                                   -------------------------------------
          Each Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that (a) on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Investor Report dated within 35 days of the date of such Purchase and containing such additional information as may be reasonably requested by the Agent, (b) on the date of such Purchase the following statements shall be true (and each Owner, by accepting through the Seller the amount of such Purchase, shall be deemed to have certified, as to the representations and warranties of such Owner and events relating to such Owner, that):

                    (i) The representations and warranties of each Owner contained in Section 4.01 hereof and of the Company contained in Section 6 of the Company Agreement are correct on and as of the date of such Purchase as though made on and as of such date;

                    (ii) No event has occurred and is continuing, or would
               result from such Purchase, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both;

                    (iii) The Agent shall not have delivered to the
               Seller a notice that the Investor shall not make any further Purchases hereunder or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of the Investor; and

                    (iv) On such date, all of Continental's or the
               Company's long-term public senior debt securities are rated at least BBB- by S&P or Baa3 by Moody's, or if unrated, deemed to be the equivalent thereof by the Agent.

          and (c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                    SECTION 3.03.  Conditions Precedent to Designation of
                                   --------------------------------------
          Designated Obligors and to Reinvestments of Collections.  The
          -------------------------------------------------------
          designation of additional Obligors as Designated Obligors pursuant to Section 2.01 and the right of the Collection Agent to reinvest in Pool Receivables on behalf of each Shareowner of a Share those Collections allocable to such Share pursuant to
          Section 2.07(a)(i) shall be subject to the condition precedent that the following statements shall be true on the day of such designation or reinvestment, as the case may be (and the Seller, by making such designation, or receiving the proceeds of such reinvestment, shall be deemed to have certified on behalf of each Owner, as to the representations and warranties of such Owner and the events relating to such Owner, that):

                    (i) The representations and warranties of each Owner contained in Section 4.01 hereof and of the Company contained in Section 6 of the Company Agreement are correct on and as of the date of such Purchase as though made on and as of such date;

                    (ii) No event has occurred and is continuing, or would
               result from such adjustment or designation, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both;

                    (iii) The Agent shall not have delivered to the
               Seller a notice that the Investor shall not make any further Purchases hereunder or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of the Investor; and

                    (iv) On such date, all of Continental's or the
               Company's long-term public senior debt securities are rated at least BBB- by S&P or Baa3 by Moody's, or if unrated, deemed to be the equivalent thereof by the Agent.

                    SECTION 3.04.  Conditions Precedent to Effectiveness of
                                   ----------------------------------------
          Amendment and Restatement.  This Agreement shall amend and
          -------------------------
          restate the Receivables Agreement, and the terms of the Receivables Agreement shall be superseded by the terms hereof. This Agreement shall become effective on and as of the date on or before which the Agent shall have received the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                    (a) The Company Agreement, duly executed as of the date hereof;

                    (b) Copies, certified as of such date, of (i) the resolutions of the Board of Directors of each Owner approving this Agreement and the matters contemplated hereby, (ii) the resolutions of the Board of Directors of the Company approving the execution and delivery of this Agreement by the Owners and the matters contemplated hereby and thereby and (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the matters contemplated hereby and thereby;

                    (c) A certificate of the Secretary or an Assistant Secretary of each Owner (other than Continental Lloyd's) certifying the names and true signatures of the officers of each Owner authorized to sign this Agreement and the other documents to be delivered by it hereunder and a certificate of the attorney-in-fact of Continental Lloyd's certifying that he is the duly appointed attorney-in-fact of Continental Lloyd's;

                    (d) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the documents to be delivered by it hereunder;

                    (e) A certificate of each Owner signed by a duly authorized officer (or, in the case of Continental Lloyd's, the attorney-in-fact) of each Owner stating that:

                         (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date, and

                         (ii) No event has occurred and is continuing, or
                    would result from this Agreement, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both;

                    (f) A certificate of the Company signed by a duly authorized officer of the Company stating that:

                         (i) The representations and warranties contained in Section 6 of the Company Agreement (except that, with respect to Continental Lloyd's Insurance Company,
                    Section 6(e) shall be deemed to read: The Company is the beneficial direct or indirect owner of all of the interests in Continental Lloyd's Insurance Company) are correct on and as of the date of such certificate as though made on and as of such date,

                         (ii) No event has occurred and is continuing, or
                    would result from this Agreement, which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both,

                         (iii) The Company has received $275 million in
                    cash from the Equity Investor (or a wholly owned subsidiary thereof) as payment for the issuance by the Company of shares of its Series F Preferred Stock, Series H Preferred Stock and Series T Preferred Stock (such Series F Preferred Stock, Series H Preferred Stock and Series T Preferred Stock being, collectively, the "Preferred Stock") pursuant to the Securities
                         ---------------
                    Purchase Agreement dated as of December 6, 1994 between the Company and the Equity Investor as set forth in the Current Report (the "Current Report") on Form 8-K dated
                                         --------------
                    December 9, 1994 of the Company filed with the Securities and Exchange Commission. The Current Report, including all exhibits thereto, and the other information furnished by or on behalf of the Company with respect to the transactions described in the Current Report do not contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements made therein not misleading,

                         (iv) No authorization or approval or other action
                    by any governmental authority or regulatory body was required for the valid issuance by the Company of the Preferred Stock, and

                         (v)  An excerpt attached thereto from the
                    disclosure letter referred to in Section 4.1 of the Agreement and Plan of Merger by and among the Equity Investor, Chicago Acquisition Corp., and the Company dated as of December 6, 1994 is true and correct and provides the required consent of the Equity Investor to the execution, delivery and performance of, and the transactions contemplated by, this Agreement and the Company Agreement;

                    (g) Acknowledgment copies or stamped receipt copies of proper financing statements, dated on or before the date hereof, naming Continental Reinsurance Corporation and any other Owner as the assignor of Receivables and CNA, as Agent, as the assignee, or other similar instruments or documents, as may be necessary or, as the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Receivables in which an interest may be assigned hereunder;

                    (h) Completed requests for information, dated on or before the date hereof, listing the financing statements referred to in subsection (g) above and all other effective financing statements filed in the jurisdictions referred to in subsection (g) above that name Continental Reinsurance Corporation and such other Owner as debtor, together with copies of such financing statements (none of which shall cover any Receivables or Contracts);

                    (i) An Assumption Agreement signed by Continental Reinsurance Corporation and any other new Owner in form and substance satisfactory to the Agent;

                    (j) A favorable opinion of counsel for each Owner as to the due execution and delivery pursuant to due authorization by each Owner of this Agreement and confirming and restating, giving effect to this Agreement, the substance of the opinion of Martin D. Haber, Esq. delivered pursuant to Section 3.01; and

                    (k) A favorable opinion of counsel for the Company, in form and substance satisfactory to the Agent.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                    SECTION 4.01.  Representations and Warranties of each
                                   --------------------------------------
          Owner.  Each Owner represents and warrants as follows:
          -----

                    (a) Such Owner (other than Continental Lloyd's) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction named at the beginning hereof. Continental Lloyd's has been duly formed as a Lloyd's organization under the Texas Insurance Code and is validly existing and in good standing under the laws of the State of Texas.

                    (b) The execution, delivery and performance by such Owner of this Agreement, the Certificates and all other instruments and documents to be delivered hereunder, and the transactions contemplated hereby and thereby, are within such Owner's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the charter or by-laws of such Owner (other than Continental Lloyd's) or the Articles of Agreement among Underwriters of Continental Lloyd's or (ii) any law or any contractual restriction binding on or affecting such Owner, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                    (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person (including, without limitation, the Equity Investor or any of its Affiliates) is required for the due execution, delivery and performance by such Owner of this Agreement, the Certificates or any other document or instrument to be delivered hereunder except for
                                                                ------
               (i) the filing of the UCC Financing Statements and the consent of the Equity Investor referred to in Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect and (ii) the execution by the Company of the Company Agreement.

                    (d) This Agreement and the Company Agreement constitute, and each Certificate when delivered hereunder shall constitute, the legal, valid and binding obligation of such Owner or the Company, as the case may be, enforceable against such Owner or the Company, as the case may be, in accordance with their respective terms.

                    (e) The statutory balance sheet of such Owner as at December 31, 1993, and the related statutory statements of income and surplus of such Owner for the fiscal year then ended, and the statutory balance sheet of such Owner as at September 30, 1994, and the related statutory statements of income and surplus of such Owner for the nine-month period then ended, certified by the controller or other appropriate officer of such Owner, copies of which have been furnished to the Agent, fairly present the financial condition of such Owner for the periods ended on such dates, all in accordance with the accounting principles prescribed or permitted and authorized by the department of insurance of the state of incorporation of such Owner and consistently applied to such financial statements, and since September 30, 1994, there has been no material adverse change in any such condition or operations.

                    (f) There are no actions, suits or proceedings pending, or to the knowledge of such Owner threatened, against or affecting such Owner or any subsidiary, or the property of such Owner or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect the ability of such Owner to perform its obligations under this Agreement or the Certificates delivered pursuant hereto. Neither such Owner nor any subsidiary is in default with respect to any order of any court, arbitrator or governmental body except for defaults which will not materially adversely affect the ability of such Owner to perform its obligations under this Agreement or the Certificates delivered pursuant hereto.

                    (g) No proceeds of any Purchase will be used by such Owner to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

                    (h) Each Pool Receivable shall (i) at the time that Citibank, the Investor or CNA initially purchases a Share in such Pool Receivable, be owned 100% (except as to interests sold to and purchased by Citibank, the Investor or CNA hereunder) by the Seller free and clear of any Adverse Claim, (ii) at all times comply with the criteria of clauses
               (ii) through or (x) of the definition of "Eligible Receivable", (iii) to the best of such Owner's knowledge, at all times comply with the criteria of clause (i) of the definition of "Eligible Receivable" and (iv) together with the Contract related thereto, at all times be free and clear of any Adverse Claim except as provided hereunder. Upon each Purchase, Citibank, the Investor or CNA making such Purchase shall acquire a valid and perfected first priority undivided ownership interest to the extent of the Share purchased by such Purchase in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim except as provided hereunder; and no effective financing statement or other instrument similar in effect covering any Pool

               Receivable or the Related Security or Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Agent in accordance with this Agreement. At the time of the initial Purchase on or after the date hereof, the aggregate Outstanding Balance of Pool Receivables which are Defaulted Receivables will not exceed $15,000,000.

                    (i) No Investor Report (if prepared by the Seller on behalf of such Owner, or to the extent that information contained therein is supplied by the Seller on behalf of such Owner), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Agent or any Shareowner in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or such Shareowner, as the case may be, at such time) as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                    (j) The chief executive office of such Owner, if other than Casualty Insurance Company and Continental Lloyd's Insurance Company, is located at 180 Maiden Lane, New York, New York 10038; the chief executive office of such Owner, if Casualty Insurance Company, is 321 Clark Street, Chicago, Illinois 60610; and the chief executive office of such Owner, if Continental Lloyd's Insurance Company, is 600 North Pearl Street, Dallas, Texas 75201; and the offices where such Owner keeps all of its books, records and documents evidencing the Pool Receivables or the related Contracts are located at the addresses specified in Exhibit I (or at such other locations, permitted by Section 5.01(e), in jurisdictions where all action required by Section 6.05 has been taken and completed).

                    (k) All of the capital stock of such Owner (other than Continental Lloyd's Insurance Company) is directly or indirectly owned beneficially and of record by the Company. All of the interests of Continental Lloyd's Insurance Company are directly or indirectly owned beneficially by the Company.

                    (l) Each Pool Receivable is assignable under applicable law and is not subject to any restriction or limitation upon assignment under the related Contract, insurance policy or any other agreements or arrangements with or relating to such Pool Receivable.

                    (m) No Plan Termination Event has occurred or is reasonably expected to occur with respect to any Plan.

                    (n) The Intercompany Pooling Agreement constitutes the legal, valid and binding obligation of each Owner enforceable against such Owner in accordance with its terms. Pursuant to the Intercompany Pooling Agreement, each Owner
               (i) has purchased and, immediately prior to each Purchase and each reinvestment of Collections, owns, free and clear of any Adverse Claim except as provided under this Agreement, a discrete participation and percentage interest in each Pool Receivable which is the subject of such Purchase or reinvestment, (ii) receives, in connection with such Purchase, an amount equal to such percentage of the aggregate Capital of the Share purchased and (iii) together with each other Owner, is, immediately prior to such Purchase or reinvestment, the owner of such Pool Receivable in its entirety.

                                      ARTICLE V

                           GENERAL COVENANTS OF EACH OWNER

                    SECTION 5.01.  Affirmative Covenants of each Owner. So
                                   -----------------------------------
          long as any Capital for any Share shall be existing, or Citibank shall have any Commitment, each Owner will, unless the Agent shall otherwise consent in writing:

                    (a)  Compliance with Laws, Etc.  Comply in all material
                         -------------------------
               respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Pool Receivables and related Contracts; provided,
                                                           --------
               however, that with respect to such business and properties
               -------
               this Section 5.01(a) is applicable to the extent that the failure to so comply might materially adversely affect such Owner.

                    (b)  Preservation of Corporate Existence.  Preserve and
                         -----------------------------------
               maintain its corporate (or, in the case of Continental Lloyd's, its Lloyd's organizational) existence, rights, franchises and privileges in the jurisdiction of its incorporation or, in the case of Continental Lloyd's, its organization, and remain licensed as a foreign insurer in each other jurisdiction in which it conducts an insurance business and is required to be so licensed where the failure to preserve and maintain such existence, rights, franchises, privileges and license would materially adversely affect the interests of a Shareowner hereunder or in the Pool Receivables or the ability of such Owner or the Collection Agent to perform its obligations hereunder.

                    (c)  Audits.  At any time and from time to time during
                         ------
               regular business hours upon two Business Days' prior notification to such Owner, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Owner relating to the Pool

               Receivables, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Owner located at the addresses specified in Exhibit H (or at such other locations as are notified to the Agent from time to time in accordance with Section 5.01(e)) for the purpose of examining such materials described in subsection (i) above, and to discuss matters relating to the Pool Receivables or such Owner's performance hereunder with any of the officers or employees of such Owner having knowledge of such matters. The Agent agrees that it will not disclose and will not permit any of its agents or representatives to disclose (other than to its employees, auditors or counsel) any information with respect to any Owner which is furnished or obtained pursuant to this
               Section 5.01(c) or Section 5.02; provided, however, that the
                                                --------  -------
               Agent may disclose any such information (a) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having jurisdiction over it, (b) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation and (c) to the extent that it believes it appropriate, to protect the investment of a Shareowner hereunder in the Pool Receivables or in order to comply with any law, order, regulation or ruling applicable to the Agent.

                    (d)  Keeping of Records and Books of Account.  Maintain
                         ---------------------------------------
               and implement, or cause to be maintained or implemented, administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                    (e)  Location of Records.  Keep its chief place of
                         -------------------
               business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all Contracts related thereto (and all original documents relating thereto), at the addresses of such Owner referred to in Section 4.01(j) or at any other address where no additional action is required by Section 6.05 to be taken or completed on account of such office being located at such address, or, upon 30 days' prior written notice to the Agent, at such other address or addresses where all action required by Section 6.05 shall have been taken and completed. Within three Business Days after having been requested to do so by the Agent, the Seller will deliver to the Agent a list setting forth, as of the date on which such list is delivered, the chief place of business and chief executive office of each Owner, and the offices where each Owner keeps its records concerning the Pool Receivables and all Contracts related thereto (and all original documents relating thereto).

                    (f)  Credit and Collection Policies.  Comply in all
                         ------------------------------
               material respects with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                    (g)  Renegotiation of Agreement.  Negotiate in good
                         --------------------------
               faith any structural modifications to, or changes to the terms and conditions of, this Agreement as may be proposed by the Agent in its sole discretion based on the information provided to it pursuant to Section 5.02(e) or, to the extent that any Owner fails to provide such information, based on such other information as is available to the Agent.

                    SECTION 5.02.  Reporting Requirements of each Owner.
                                   ------------------------------------
          So long as any Capital for any Share shall be existing, or Citibank shall have any Commitment, each Owner will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

                    (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of such Owner, a statutory balance sheet of such Owner as of the end of such quarter, and statutory statements of income and surplus of such Owner each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the controller or other appropriate officer of such Owner;

                    (b) as soon as available and in any event within 120 days after the end of each fiscal year of such Owner, a copy of the statutory balance sheet of such Owner as of the end of such year and the related statutory statements of income and surplus of such Owner for such year each reported on by the controller or other appropriate officer of such Owner;

                    (c) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any reportable event, as defined in Article IV of ERISA, which such Owner or any subsidiary files under ERISA (other than any reportable event for which the 30 day reporting requirement has been waived by regulation) with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Owner or any subsidiary receives from such Corporation;

                    (d) as soon as possible and in any event within five days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, the statement of the chief financial officer or chief accounting officer of such Owner setting forth details of such Event of Termination or event and the action which such Owner proposes to take with respect thereto;

                    (e)  (i) on or before January 31, 1996, such
               information, documents, records or reports respecting the Receivables as the Agent may request, it being understood that such information may be based on such sampling techniques as are satisfactory to, and, at its discretion, tested by, the Agent and (ii) on or before December 15, 1995, actual information, documents, records or reports respecting the Receivables as are satisfactory to the Agent; and

                    (f)  promptly, from time to time, such other
               information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Owner, or any subsidiary as the Agent may from time to time reasonably request in order to protect the interests of the Shareowners under or contemplated by this Agreement or the related Certificates.

                    SECTION 5.03.  Negative Covenants of each Owner. So
                                   --------------------------------
          long as any Capital for any Share shall be existing, or Citibank shall have any Commitment, each Owner will not, without the written consent of the Agent:

                    (a)  Sales, Liens, Etc.  Except as otherwise provided
                         -----------------
               herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or related Contract, or assign any right to receive income in respect thereof.

                    (b)  Extension or Amendment of Receivables.  Except as
                         -------------------------------------
               otherwise permitted in Section 6.02(c), extend, amend or otherwise modify the terms of any Pool Receivables.

                    (c)  Change in Business or Credit and Collection
                         -------------------------------------------
               Policy.  Make any change in the character of its business or
               ------
               in the Credit and Collection Policy which change would, in either case, materially impair the collectibility of any Pool Receivable.

                    (d)  Amendments, Etc. to Intercompany Pooling
                         ----------------------------------------
               Agreement.  Amend, modify or waive by one or more addenda or
               ---------
               otherwise any provision of the Intercompany Pooling Agreement or consent to any departure therefrom which would (giving effect to one or more additional Owners becoming parties hereto pursuant to Section 11.10) have the effect of diluting, transferring, selling or otherwise disposing of the ownership interest of any Owner in any Pool Receivable.

                                      ARTICLE VI

                            ADMINISTRATION AND COLLECTION

                    SECTION 6.01.  Designation of Collection Agent.  (a)
                                   -------------------------------
          The servicing, administering and collection of the Pool Receivables shall be conducted by such Person (the "Collection
                                                              ----------
          Agent") so designated from time to time in accordance with this
          -----
          Section 6.01. Until the Agent gives notice to the Seller of a designation of a new Collection Agent, Continental is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof.

                    (b) The Agent, at any time it reasonably deems itself insecure, upon three Business Days' notice to the Seller, may designate as Collection Agent any Person (including itself) to succeed Continental as Collection Agent, and designate any Person (including itself) to succeed any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Provided no Events of Termination specified in subsections (f) and (h)(ii) of
          Section 7.01 shall have occurred and be continuing, any Person designated by the Agent to succeed any Owner as Collection Agent shall subcontract with the Seller or any Owner designated by the Seller for the performance of certain limited duties in the collection of Pool Receivables, including the giving of any notice to Obligors of Pool Receivables; provided, however, that
                                                  --------  -------
          any such subcontract shall be terminable by the Agent, upon three Business Days' notice by the Agent to the Seller, if the Agent shall determine, in its sole discretion, that such Owner is not satisfactorily performing its duties and obligations. For performing such limited duties such Owner shall receive a fee to be agreed upon by the Agent and the Seller.

                    (c) For purposes of satisfying the condition contained in subsection (b) above, the Agent hereby agrees that if and when it shall designate itself as the Collection Agent it shall perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Subject to the provisions of subsection (b) above, the Collection Agent may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Collection Agent shall remain liable for the
          --------
          performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

                    SECTION 6.02.  Duties of Collection Agent.  (a)  The
                                   --------------------------
          Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller, Citibank, the Investor and CNA each hereby appoints as their respective agent the Collection Agent, from time to time designated pursuant to Section 6.01 to enforce their respective rights and interests in and under the Pool Receivables, the Related Security and the Contracts.

                    (b) The Collection Agent shall hold in trust for the account of the Seller and for the Agent on behalf of the respective accounts of each holder of a Certificate their respective allocable shares of the Collections of Pool Receivables in accordance with Section 2.07, but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portion of such Collections (other than as provided in Section 2.07) prior to the remittance thereof in accordance with said Section.

                    (c) Provided no Event of Termination shall have occurred and be continuing, any Owner, while it is Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Pool Receivable as such Owner may determine to be appropriate to maximize collections thereof.

                    (d) In the event that any Owner is replaced as Collection Agent by another Person designated by the Agent, such Owner shall, except to the extent necessary to perform any responsibilities under a subcontract or to comply with applicable law, deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and the Agent on behalf of each Shareowner in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables.

                    (e) The Collection Agent shall as soon as practicable following receipt turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event an Owner is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Pool Receivables to the extent not covered by the Collection Agent Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable.

                    (f) The Collection Agent, if other than an Owner, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Receivables other than Pool Receivables, and copies of documents, instruments and records in its possession which evidence or relate to Pool Receivables.

                    (g) The Collection Agent shall, at any time and from time to time at the request of the Agent, furnish to the Agent (within four Business Days after such request) the calculation of each Share.

                    (h) The Collection Agent's authorization under this Agreement shall terminate, after the Commitment Termination Date, upon receipt by each Shareowner of an amount equal to the Capital for Shares owned by it, plus all other amounts owed to the Agent, each Shareowner and the Seller and (unless otherwise agreed by the Agent and the Collection Agent) the Collection Agent under this Agreement.

                    SECTION 6.03.  Rights and Duties of the Agent.  At any
                                   ------------------------------
          time following any designation by the Agent of a Collection Agent other than any Owner pursuant to Section 6.01:

                    (i) The Agent may notify the Obligors of Pool Receivables of the ownership of Shares by any Shareowner or all of them, and may direct that payment of all amounts due or to become due under any or all Pool Receivables be made directly to the Agent or its designee.

                    (ii) The Seller shall, at the Agent's request and at
               the Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Agent or its designee.

                    (iii) The Seller shall, at the Agent's request, (A)
               assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables and the related Contracts and Related Security or which are otherwise necessary or desirable to collect such Pool Receivables and shall make the same available to the Agent at a place selected by the Agent or its designee and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                    (iv) The Seller, Citibank, the Investor and CNA hereby
               authorize the Agent to take any and all steps in the Seller's name and on behalf of each Owner, Citibank, the Investor and CNA, respectively, necessary or desirable, in the reasonable determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Owner's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

                    SECTION 6.04.  Responsibilities of the Seller.
                                   ------------------------------
          Anything herein to the contrary notwithstanding:

                    (a) The exercise by the Agent of any of its rights hereunder shall not release the Seller from any of its duties or obligations with respect to the Pool Receivables or related Contracts and owed to any party to any of such Contracts;

                    (b) So long as any Owner or any other Person subcontracting with such Owner shall act as Collection Agent hereunder, neither the Agent nor any Shareowner shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the duties or obligations of the Seller or any Owner thereunder. In the event that any other Person shall act as Collection Agent, the liabilities of the Agent or any Shareowner referred to above in respect of any Pool Receivable or related Contract shall be limited to any losses, damages, or liabilities, arising from or as a result of their gross negligence or wilful misconduct, subject to the provisions of Section 6.01(c) in the case of the Agent;

                    (c) The Seller shall promptly notify the Agent of any claim or threatened claim, other than by Citibank, the Investor or CNA, probable, in the opinion of the management of the Seller, to result in any material liability arising under or incurred in connection with the provisions of
               Article X; and

                    (d) The Seller shall, within ten Business Days of the end of each fiscal month, or within ten Business Days of such time as the Agent may request, furnish Investor Reports and lists of changes in Designated Obligors, if any.

                    SECTION 6.05.  Further Action Evidencing Purchases.
                                   -----------------------------------
          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Agent may reasonably request, in order to perfect, protect or more fully evidence the Shares purchased hereunder, or to enable any Shareowner or the Agent to exercise or enforce any of their respective rights hereunder or under the Certificates. Without limiting the generality of the foregoing, each Owner will upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or appropriate; and (ii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Agent, evidencing that such Shares have been sold in accordance with this Agreement.

                    (b) The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any of the Pool Receivables now existing or hereafter arising without the signature of the Seller or any Owner where permitted by law.

                    (c) If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may, upon three Business Days' prior written notification to the Seller (but shall not be required to), itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent reasonably incurred in connection therewith shall be payable by the Seller as provided in Section 10.01.


                                     ARTICLE VII

                                EVENTS OF TERMINATION

                    SECTION 7.01.  Events of Termination.  If any of the
                                   ---------------------
          following events ("Events of Termination") shall occur and be
                             ---------------------
          continuing:

                    (a) If any Owner is acting as a Collection Agent, the Collection Agent (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) below) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

                    (b) Any representation or warranty made or deemed to be made by any Owner or the Seller (or any of its officers) under or in connection with this Agreement or by the Company (or any of its officers) under or in connection with the Company Agreement or any Investor Report or other information or report delivered pursuant hereto, shall prove to have been false or incorrect in any material respect when made; or

                    (c) The Seller or any Owner or the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in the Company Agreement, respectively, on its part to be performed or observed and any such failure shall remain unremedied for three Business Days after written notice thereof shall have been given by the Agent to the Seller or the Company, respectively; or

                    (d) Any Owner or the Company shall fail to pay any Debt (in an aggregate principal amount in excess of $5,000,000), or any installment thereof or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                    (e) Any Purchase shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority undivided ownership interest to the extent of the Share purchased or purported to be purchased by such Purchase in each Pool Receivable and the Related Security and Collections with respect thereto; or

                    (f) (i) Any Owner or the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Owner or the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against any Owner or the Company, either such proceeding shall not be stayed or dismissed for 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or (ii) any Owner or the Company shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection
               (f); or

                    (g) The Delinquency Ratio on any day shall exceed 7.5%, the Default Ratio on any day shall exceed 4% or any Share on any day shall exceed 100%;

                    (h) (i) There shall have been any material adverse change in the financial condition or operations of the Seller or of the Company since September 30, 1994 or (ii) there shall have occurred any event which materially adversely affects the ability of the Seller to collect Pool Receivables or the ability of the Seller to perform hereunder or the ability of the Company to perform under the Company Agreement or (iii) there shall be any action, suit or proceeding pending, or threatened against or affecting any Owner or any subsidiary or the Company, or the property of such Owner or any subsidiary or the Company, in any court, or before any arbitrator of any kind, or before or by any governmental body, which materially adversely affects the condition of such Owner or such Owner and its subsidiaries taken as a whole or the Company;

                    (i) Continental's claims paying rating shall be rated lower than A- by S&P or Baa1 by Moody's; or

                    (j) A "specified corporate action" (as defined on the date hereof in the Certificate of Amendment of the Certificate of Incorporation of the Company included as Exhibit A to the Securities Purchase Agreement dated as of December 6, 1994 between the Company and the Equity Investor, both as set forth in the Current Report on Form 8-K dated December 9, 1994 of the Company filed with the Securities and Exchange Commission) shall have occurred;

          then, and in any such event, the Agent shall, at the request, or may, with the consent, of either Citibank or the Investor, by notice to the Seller declare the Commitment to be terminated, whereupon the Commitment shall terminate, except that, in the
                                                    ------
          case of any event described in clause (i) of subsection (f) above or described in subsection (g) above, the Commitment shall terminate automatically upon the occurrence of such event. Upon any such termination of the Commitment, the Agent and each Shareowner shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                                     ARTICLE VIII

                                      THE AGENT

                    SECTION 8.01.  Authorization and Action.  Citibank, the
                                   ------------------------
          Investor and CNA each hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

                    SECTION 8.02.  Agent's Reliance, Etc.  Neither the
                                   ---------------------
          Agent nor any of its directors, officers, agents or employees shall be liable to any Shareowner for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable to any Shareowner for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Shareowner and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or any Owner or to inspect the property (including the books and records) of any Owner; (iv) shall not be responsible to any Shareowner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificates or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability to any Shareowner under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

                    SECTION 8.03.  CNA and Affiliates.  With respect to any
                                   ------------------
          Share owned by it, CNA shall have the same rights and powers under this Agreement as any other Shareowner and may exercise the same as though it were not the Agent. CNA and its affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective subsidiaries and any person or entity who may do business with or own securities of the Seller or any Owner or any Obligor or any of their respective subsidiaries, all as if CNA were not the Agent and without any duty to account therefor to any Shareowners.

                    SECTION 8.04.  Investor's Purchase Decision.  The
                                   ----------------------------
          Investor acknowledges that it has, independently and without reliance upon the Agent or Citibank and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase an undivided ownership interest in Pool Receivables hereunder. The Investor also acknowledges that it will, independently and without reliance upon the Agent or Citibank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


                                      ARTICLE IX

                                 ASSIGNMENT OF SHARES

                    SECTION 9.01.  Assignment.  The Investor, Citibank and
                                   ----------
          CNA may assign to any Assignee, and any such Assignee may assign to any other Assignee (in each case in which such Assignee is not an Affiliate of the Investor, Citibank or CNA, only upon at least
          15 Business Days' prior notice to the Seller), any Share and, upon any such assignment, (i) the applicable Assignee shall become the owner of such Share for all purposes of this Agreement and (ii) the assignor thereof shall relinquish its rights with respect to such Share for all purposes of this Agreement. Such assignments shall be upon such terms and conditions as the assignor and the Assignee of such Share may mutually agree. The assignor of any Share shall deliver to the Assignee an Assignment, duly executed by such assignor, assigning such Share to the Assignee, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request, in order to perfect, protect or more fully evidence the Assignee's right, title and interest in and to such Share, and to enable the Assignee to exercise or enforce any rights hereunder or under the Certificate. Upon the assignment of any Share as described above, the Assignee thereof shall have all of the rights and obligations of the assignor hereunder with respect to such Share.
          An assignor of a Share shall provide notice to the Agent and the Seller of any assignment of a Share by such assignor hereunder.

                    SECTION 9.02.  Annotation of Certificate.  The Agent
                                   -------------------------
          shall annotate the Certificate to reflect any assignments made pursuant to Section 9.01 or otherwise.

                    SECTION 9.03.  Payments to Agent.  Notwithstanding any
                                   -----------------
          assignment pursuant to Section 9.01, the Collection Agent may pay the Agent for the account of the Investor, Citibank, CNA or any Assignee all amounts owing to the Investor, Citibank, CNA or any Assignee, respectively, and neither the Collection Agent nor the Seller shall have any duty or obligation with respect to the Agent's application of such amount.


                                      ARTICLE X

                                   INDEMNIFICATION

                    SECTION 10.01.  Indemnities by the Seller and the
                                    ---------------------------------
          Owners.  (a)  Without prejudice to any other rights which the
          ------
          Agent, or any Shareowner may have hereunder or under applicable law, the Seller and each Owner hereby agrees to indemnify upon demand and save harmless the Agent and each Shareowner from and against any and all damages, losses, claims, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by it arising out of or as a result of:

                    (i) the transfer to any Shareowner of any Share in any Receivable or other indebtedness other than an Eligible Receivable which is in the Receivables Pool;

                    (ii) its reliance on any representation or warranty
               made by any Owner or the Seller (or any of its officers) under or in connection with this Agreement, any Investor Report or any other information or report delivered by such Owner or by the

               Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made (the veracity of such representation or warranty to be determined without regard to any qualification or exception as to any Owner's knowledge contained in such representation or warranty);

                    (iii) the failure by any Owner or the Seller to
               comply with any applicable law, rule or regulation with respect to any Pool Receivables or the related Contract, or the nonconformity of any Pool Receivables or the related Contract with any such applicable law, rule or regulation;

                    (iv) the failure to vest in any Shareowner a valid and perfected first-priority undivided fractional ownership interest, to the extent of each Share owned by it hereunder, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim;

                    (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or at any subsequent time;

                    (vi) any dispute, claim, offset or defense (other than
               discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the insurance products or services related to such Receivable or the furnishing or failure to furnish such insurance products or services;

                    (vii) any failure of any Owner, as Collection Agent
               or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI;

                    (viii) any failure by an insurance agent to pay to
               any Owner or to the Seller the amount of any insurance premium received from any Obligor; or

                    (ix) any failure by the Seller or any Owner to
               terminate coverage under any insurance policy pursuant to the terms of such policy.

                    SECTION 10.02.  Seller to Advise Agent.  The Seller
                                    ----------------------
          will use its best efforts to identify situations involving possible liability or obligations under this Article X and to determine the amount of any such liability or obligations, and, upon having notice of such situations, it will promptly advise the Agent thereof.

                    SECTION 10.03.  Cooperation in Litigation.  The Seller,
                                    -------------------------
          at its expense, agrees to assist, at the request of the Agent or any Shareowner in any action, suit or proceeding brought by or against the Agent or such Shareowner relating to any of the transactions contemplated by this Agreement or to any of the Receivables in, or purporting to be in, the Receivables Pool or the related Contracts. If (i) the Seller or any Owner shall have acknowledged that Section 10.01 will cover any judgment or expenses in any action, suit or proceeding and (ii) in the sole determination of the Agent or such Shareowner, as the case may be, the Seller or such Owner has the financial ability to satisfy such judgment or expenses, then the Seller or such Owner shall have the right, on behalf of the Agent or such Shareowner, as the case may be, but at the Seller's or such Owner's expense, to defend such action, suit or proceeding with counsel selected by it and shall have sole discretion as to whether to litigate, appeal or settle.


                                      ARTICLE XI

                                    MISCELLANEOUS

                    SECTION 11.01.  Amendments, Etc.  No amendment or
                                    ---------------
          waiver of any provision of this Agreement nor consent to any departure by any Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and each Shareowner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    SECTION 11.02.  Notices, Etc.  All notices and other
                                    ------------
          communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto provided, however, that any such notice or communication
                 --------  -------
          to the Seller or any Owner shall be mailed or delivered to Continental. All such notices and communications shall be effective, in the case of written notice, when deposited in the mails, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received.

                    SECTION 11.03.  No Waiver; Remedies.  No failure on the
                                    -------------------
          part of the Agent or any Shareowner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                    SECTION 11.04.  Binding Effect; Assignability.  (a)
                                    -----------------------------
          This Agreement shall be binding upon and inure to the benefit of the Seller, each Owner, the Agent, each Shareowner and their respective successors and assigns. This Agreement and the rights and obligations of each Shareowner or the Agent therein shall be assignable by such Shareowner or the Agent, respectively, and their respective successors or assignees, provided, however, that
                                                    --------  -------
          this Assignment and the rights and obligations of each Shareowner or the Agent and any of their respective successors or assigns therein may be assigned (i) only to an Assignee and (ii) to a Person which is not an Affiliate of the Investor, Citibank or CNA only upon at least 15 Business Days' prior notice to the Seller. Any Share and the related rights and obligations shall not be assignable except as provided in Article IX. None of the Company, the Seller or any Owner shall assign its rights or obligations hereunder or any interest herein, or under or in the Company Agreement, without the prior written consent of the Agent.

                    (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as no Share shall be outstanding; provided, however, that rights and remedies with
                       --------  -------
          respect to any breach of any representation and warranty made by any Owner pursuant to Article IV and the indemnification provisions of Article X and Section 11.06 shall be continuing and shall survive any termination of this Agreement.

                    SECTION 11.05.  Governing Law.  This Agreement shall be
                                    -------------
          governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the interests of the Shareowners in the Pool Receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

                    SECTION 11.06.  Costs, Expenses and Taxes.  In addition
                                    -------------------------
          to the rights of indemnification granted to the Agent and each Shareowner under Article X hereof, the Seller and each Owner agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Certificates and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Citibank and the Agent with respect thereto and with respect to advising the Agent as to its rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Certificates and the other documents to be delivered hereunder. In addition, the Seller and each Owner shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificates or the other documents to be delivered hereunder, and agrees to save the Agent and each Shareowner harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. In addition, the Seller and each Owner shall pay on demand all other costs, expenses and taxes incurred by the Investor or any general or limited partner of the Investor ("Other Costs"), including, without limitation,
                            -----------
          the cost of auditing the Investor's books by certified public accountants, the cost of rating the Investor's commercial paper by independent financial rating agencies, the taxes (including income taxes) resulting from the Investor's operations, and the reasonable fees and out-of-pocket expenses of counsel for the Investor or any counsel for any general or limited partner of the Investor with respect to (i) the formation of the Investor, (ii) advising the Investor or such general or limited partner as to its rights and remedies under this Agreement, (iii) the enforcement of this Agreement, the Certificate of the Investor and the other documents to be delivered hereunder, or (iv) advising the Investor or such general or limited partner as to matters relating to the Investor's operations; provided,
                                                          --------
          however, that if the Investor enters into agreements for the
          -------
          purchase of interests in receivables from one or more other Persons ("Other Sellers"), the Seller shall not be liable for
                    -------------
          such Other Costs in an amount which would exceed its proportionate share thereof allocated ratably among the Seller and the Other Sellers in accordance with the respective commitments or options (whether used or unused) of the Investor to purchase receivables or interests therein from the Seller and each Other Seller; and provided further that if such Other Costs
                                 -------- -------
          are attributable to the Seller and not attributable to any Other
          Seller, the Seller shall be solely liable for such Other Costs; and provided further that no Other Seller shall be benefited by
              -------- -------
          this sentence and neither any general or limited partner of the Investor nor any Other Seller nor any other Person other than the Investor (which may present claims on behalf of such general or limited partners) shall be entitled to enforce the obligations of the Seller or any Owner under this sentence, and such obligations may be waived or limited by the Investor (or the Agent acting on its behalf) without the consent of any other Person.

                    SECTION 11.07.  No Proceedings.  The Seller, each
                                    --------------
          Owner, the Agent, Citibank and CNA each hereby agrees that it will not institute against the Investor any proceeding of the type referred to in clause (i) of Section 7.01(f) so long as any commercial paper issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

                    SECTION 11.08.  Security Interest.  The parties hereto
                                    -----------------
          intend that each Purchase hereunder shall constitute a sale and purchase, and not a loan. However, in the event that for any reason any Purchase hereunder shall not be deemed to be a sale and purchase, then Purchases hereunder and such reinvestments and the interests created thereby shall be deemed to create a security interest therein securing the obligations of the respective Owners hereunder.

                    SECTION 11.09.  Non-Assignment of Contracts.
                                    ---------------------------
          Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall constitute or be deemed to constitute an assignment by the Seller to any Shareowner of any Contract.

                    SECTION 11.10.  Additional Owners.  Section 5.03(d)
                                    -----------------
          hereof, in effect, prohibits amendments or modifications to the Intercompany Pooling Agreement which would dilute the interest of the Seller in Pool Receivables. In the event that it is at any time proposed to add another party to the Intercompany Pooling Agreement and the consequence thereof would be to cause such dilution, Continental may give notice thereof to the Agent and request in such notice that such party be added as a party to this Agreement as an Owner hereunder, effective as of the date specified in such notice (which shall be a date prior to such party becoming a party to the Intercompany Pooling Agreement and at least ten Business Days subsequent to the date of the Agent's receipt of such notice; the "Effective Date"). In any such event, such party shall, as of the Effective Date, become a party hereto and an Owner hereunder, subject to the obligations and entitled to the benefits hereof as if an original party hereto; provided, however, that:
          --------  -------

                    (a) The Agent shall not have, on or prior to the fifth Business Day preceding the Effective Date, given notice to the Seller to the effect that in the good faith judgment of the Agent such party is not acceptable;

                    (b) As of the Effective Date and giving effect to the addition of such party as a party hereto and as Owner hereunder, the representations and warranties in Section
               4.01 are true and correct as to such party and no event or circumstance shall have occurred which constitutes an Event of Termination or would constitute an Event of Termination with the giving of notice or the lapse of time, or both; and

                    (c) The Agent shall have received, on or prior to the Effective Date, an Assumption Agreement signed by such party and an opinion of counsel to such party in substantially the form of Exhibit J hereto, in each case in form and substance satisfactory to the Agent.

                    SECTION 11.11.  Execution in Counterparts.  This
                                    -------------------------
          Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

                    SECTION 11.12.  Reference to the Documents.  As of the
                                    --------------------------
          date referred to in Section 3.04, upon the satisfaction or waiver by the Agent of the conditions contained in Section 3.04, each reference in any Certificate, any Assignment, the Company Agreement or any instrument or document entered into pursuant hereto or thereto or to any term, condition or provision contained in the Receivables Agreement in connection herewith or therewith to the Receivables Agreement or, in each case, "thereunder", "thereof", "therein", or words of like import, shall mean and be a reference to this Agreement or such term, condition or provision, as applicable as amended and restated herein.

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE CONTINENTAL INSURANCE COMPANY
                                     Individually and on behalf of the
                                     Seller


                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P./Treasurer

                                  180 Maiden Lane, 40th Floor
                                  New York, New York  10038
                                  Attention:  Mr. William F. Gleason, Jr.
                                              Senior Vice President,
                                                General Counsel and
                                              Secretary

                                  (with a copy to:
                                  The Continental Insurance Companies
                                  2 Corporate Place South
                                  Piscataway, New Jersey  08854
                                  Attention:  Mr. Francis M. Colalucci
                                              Vice President and
                                                 Controller)


                                  BOSTON OLD COLONY INSURANCE COMPANY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P./Treasurer

                                  THE BUCKEYE UNION INSURANCE COMPANY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. Treasurer


                                  CASUALTY INSURANCE COMPANY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. Ass't Treasurer


                                  COMMERCIAL INSURANCE COMPANY OF NEWARK,
                                  N.J.



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. Treasurer


                                  THE CONTINENTAL INSURANCE COMPANY OF
                                    NEW JERSEY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. Treasurer

                                  CONTINENTAL LLOYD'S INSURANCE COMPANY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: Attorney-in-Fact


                                  CONTINENTAL REINSURANCE CORPORATION



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. and Treasurer


                                  THE FIDELITY AND CASUALTY COMPANY
                                    OF NEW YORK



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. and Treasurer


                                  FIREMEN'S INSURANCE COMPANY OF
                                    NEWARK, NEW JERSEY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. and Treasurer

                                  THE GLENS FALLS INSURANCE COMPANY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. and Treasurer


                                  KANSAS CITY FIRE AND MARINE
                                    INSURANCE COMPANY



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. and Treasurer


                                  THE MAYFLOWER INSURANCE COMPANY, LTD.



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. and Treasurer


                                  NATIONAL-BEN FRANKLIN INSURANCE
                                     COMPANY OF ILLINOIS



                                  By   Francis M. Colalucci
                                     --------------------------------------
                                     Name:  Francis M. Colalucci
                                     Title: V.P. and Treasurer

                                                                       EXHIBIT C

         AGREEMENT, dated as of December 30, 1994, made by THE CONTINENTAL CORPORATION, a New York corporation (the "Company"), in favor of CIESCO, L.P.
                                          -------
(formerly known as Commercial Industrial Trade-Receivables Investment Company), a New York limited partnership (the "Investor"), CITIBANK, N.A. ("Citibank") and
                                     --------                     --------
CITICORP NORTH AMERICA, INC., a Delaware corporation (and successor in interest to Citicorp Industrial Credit, Inc., a former Delaware corporation), individually ("CNA") and as agent for the Investor, Citibank and CNA (the
               ---
"Agent") (the Investor, Citibank and CNA being each a "Purchaser" and,
 -----
collectively, the "Purchasers").

         PRELIMINARY STATEMENTS.

         (1) The Continental Insurance Company, Boston Old Colony Insurance Company, The Buckeye Union Insurance Company, Casualty Insurance Company, Commercial Insurance Company of Newark, N.J., The Continental Insurance Company of New Jersey, Continental Lloyd's Insurance Company, Continental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company, Pacific Insurance Company and Workers' Compensation and Indemnity Company of California (each such company, individually, being herein referred to as an "Owner" and, collectively, as the "Owners" or the "Seller"), each a direct
       -----                             ------          ------
or indirect subsidiary of the Company, have entered into a Trade Receivables Purchase and Sale Agreement dated as of December 28, 1984, as amended to date, and intend to enter into an amendment thereto to be dated as of December 30, 1994 (the "Amendment") (said Agreement as so amended being the "Receivables
           ---------                                            -----------
Agreement"; the terms defined therein and not otherwise defined herein being
---------
used herein as therein defined). Pursuant to the terms and conditions of the Receivables Agreement, the Seller will sell Shares to the Purchasers.

         (2) It is a condition precedent to the Amendment that the Company, as the beneficial owner of all of the outstanding shares of stock of each Owner, shall have executed and delivered this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to enter into the Amendment and to make Purchases under the Receivables Agreement as so amended, the Company hereby agrees as follows:

         SECTION 1.  Unconditional Undertaking; Enforcement. (a)
                     --------------------------------------
The Company hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of each Purchaser and the Agent to cause the due and punctual performance and observance by
the Seller and its successors and assigns of all the terms, covenants, cond-itions, agreements and undertakings on the part of the Seller to be performed or observed under Sections 2.10 and 2.11 of the Receivables Agreement in accordance with the terms thereof, including, without limitation, any agreement of the Seller therein to pay money (all such terms, covenants, conditions, agreements and undertakings on the part of the Seller being, collectively, the "Seller
                                                                     ------
Obligations"). In the event that the Seller shall fail in any manner whatsoever
-----------
to perform or observe any of the Seller Obligations when the same shall be required to be performed or observed under the Receivables Agreement, then the Company will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Seller Obligation, and it shall not be a condition to the accrual of the obligation of the Company hereunder to perform or observe any Seller Obligation (or to cause the same to be performed or observed) that any Purchaser or the Agent shall have first made any request of or demand upon or given any notice to the Company or to the Seller or their respective successors or assigns, or have instituted any action or proceeding against the Company or the Seller or their respective successors or assigns in respect thereof.

         (b) Any Purchaser and the Agent may proceed to enforce the obligations of the Company under this Section 1 without first pursuing or exhausting any right or remedy which any Purchaser or the Agent may have against the Seller, any other Person or with respect to the Shares.

         SECTION 2. Obligation Absolute. The Company will perform its
                    -------------------
obligations under this Agreement regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Receivables Agreement or any document delivered in connection with the Receivables Agreement or the rights of any Purchaser or the Agent with respect thereto. The obligations of the Company under this Agreement shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of the Receivables Agreement or the Certificate or any document or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of performance of, or in any other term of, all or any of the Seller Obligations, or any other amendment or waiver of or any consent to departure from the Receivables Agreement or the Certificate or any document or any other agreement or instrument relating thereto;

         (iii) any exchange, release or failure to transfer title to the Shares, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Seller's Obligations;

         (iv) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by the Company;

         (v) any impossibility or impracticality of performance, illegality, force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of, the Seller or the Company, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section; or

         (vi) any disposition of the stock of any Owner.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by the Seller under Section 2.10 or 2.11 of the Receivables Agreement is rescinded or must otherwise be returned by any Purchaser or the Agent upon the insolvency, bankruptcy or reorganization of any Owner or otherwise, all as though such payment had not been made. The obligations of the Company under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason. The obligations of the Company under this Agreement shall not be discharged except by performance as herein provided.

         SECTION 3. Waiver. The Company hereby waives promptness, diligence,
                    ------
notice of acceptance and any other notice with respect to any of the Seller Obligations and this Agreement, the Receivables Agreement, the Certificates and any other document related thereto and any requirement that any Purchaser or the Agent exhaust any right or take any action against the Seller, any other Person or with respect to any Share.

         SECTION 4. Subrogation. The Company will not exercise or assert any
                    -----------
rights which it may acquire by way of subrogation under this Agreement unless and until all of the Seller Obligations shall have been paid and performed in full. If any payment shall be made to the Company on account of any subrogation rights at any time when all of the Seller Obligations shall not have been paid and performed in full, each and every amount so paid will be held in trust for the benefit of the Purchasers and forthwith be paid to the Agent to be credited and applied to the Seller Obligations to the extent then unsatisfied, in accordance with the terms of the Receivables Agreement or any document delivered in connection with the Receivables Agreement, as the case may be. In the event that (i) the Company shall have satisfied any of the Seller Obligations and (ii) all of the Seller Obligations shall have been paid and performed in full, the Agent will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Company of the rights of any Purchaser or the Agent, as the case may be, with respect to the Seller Obligations to which the Company shall have become entitled by way of subrogation, thereafter any Purchaser and the Agent shall have no responsibility to the Company or any other Person with respect thereto.

         SECTION 5. Representations and Warranties of the
                    -------------------------------------
Company.  The Company hereby represents and warrants as follows:
-------

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction named at the beginning of this Agreement and is duly qualified to do business, and in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         (b) The execution, delivery and performance by the Company of this Agreement and the other instruments and documents to be delivered by it in connection herewith, and the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Company's charter or by-laws,
     (ii) any law, rule or regulation applicable to the Company, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Company or affecting its property or (iv) any order, writ, judgement, award, injunction or decree binding on the Company or affecting its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement has been duly executed and delivered by the Company.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person (including, without limitation, the Equity Investor or any of its Affiliates) is required for the due execution, delivery and performance by the Company of this Agreement or any other document or instrument to be delivered in connection therewith except for the consent of the Equity Investor referred to in Article III of the Receivables Agreement, which, at the time required in Article III, shall have been duly made and in full force and effect.

         (d) This Agreement is the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

         (e) The Company is the registered and beneficial direct or indirect owner of all of each class of the issued and outstanding shares of the capital stock of each

     Owner other than Continental Lloyd's Insurance Company. All of the interests in Continental Lloyd's Insurance Company are directly or indirectly beneficially owned by the Company.

         (f) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, or the property of the Company or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect either the financial condition or operations of the Company or the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations hereunder. Neither the Company nor any subsidiary is in default with respect to any order of any court, arbitrator or governmental body except for defaults, if any, with respect to orders of governmental agencies which defaults are not material to the business or operations of the Company or any subsidiary.

         (g) The consolidated balance sheet of the Company and its consolidated subsidiaries as at December 31, 1993, and the related consolidated statements of income and retained earnings of the Company and its consolidated subsidiaries for the fiscal year then ended, in each case certified by KPMG Peat Marwick, independent public accountants, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of the Company and its consolidated subsidiaries as at such date and the consolidated results of the operations of the Company and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principals consistently applied, and since December 31, 1993, there has been no material adverse change in such condition or operations.

         (h) The Company has received $275 million in cash from the Equity Investor (or a wholly owned subsidiary thereof) as payment for the issuance by the Company of shares if its Series F Preferred Stock, Series H Preferred Stock and Series T Preferred Stock (such Series F Preferred Stock, Series H Preferred Stock and Series T Preferred Stock being, collectively, the "Preferred Stock") pursuant to the Securities Purchase
                        ---------------
     Agreement (the "Securities Purchase Agreement") dated as of December 6,
                     -----------------------------
     1994 between the Company and the Equity Investor attached as an exhibit to the Current Report (the "Current Report") on Form 8-K dated December
                                 --------------
     9, 1994 of the Company filed by the Securities and Exchange Commission. The Current Report, including all exhibits thereto, and the other information furnished by or on behalf of the Company with respect to the transactions described in the Current Report do not contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements made therein not misleading.

         (i) No authorization or approval or other action by any governmental authority or regulatory body was required for the valid issuance by the Company of the Preferred Stock.

         (j) No "specified corporate action" (as defined on the date hereof in the Certificate of Amendment of the Certificate of Incorporation of the Company attached as Exhibit A to the Securities Purchase Agreement) has occurred on or prior to the date hereof.

         SECTION 6. Covenants. Until the date on which all of the Seller
                    ---------
Obligations shall have been fully satisfied, the Company will, unless the Agent shall have otherwise consented in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all
             -------------------------
     applicable laws, rules, regulations and orders with respect to it, its business and properties, the non-compliance with which would materially adversely affect it, its business and properties.

         (b) Preservation of Corporate Existence. Preserve and maintain its
             -----------------------------------
     corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of any Purchaser or the Agent under the Receivables Agreement or the ability of the Company to perform its obligations under this Agreement.

         SECTION 7. Amendments, Etc. No amendment or waiver of any provision of
                    ---------------
this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8. Expenses. The Company will upon demand pay to the Agent and
                    --------
any Purchaser, respectively, the amount of any and all reasonable expenses, including attorney's fees and expenses, which they may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder.

         SECTION 9.  Addresses for Notices.  All demands, notices
                     ---------------------
and other communications provided for hereunder shall be in writing (including telex communication) and, if to the Company, mailed or telexed or delivered to it, addressed to it at 180
Maiden Lane, New York, New York 10038, Attention of William F.
Gleason (Telex No. 426785); if
to the Agent or any Purchaser, mailed or telexed to the Agent at its address referred to in Section 11.02 of the Agreement; or, as to any such Person (excluding any Purchaser), at such other address as shall be designated by such Person in a written notice to each other such Person complying as to delivery with the terms of this Section 10. All such demands, notices and other communications shall be effective when presented at the address of the addressee thereof or, in the case of notice by telex, when telexed against receipt of an answerback, in each case addressed as aforesaid.

         SECTION 10. No Waiver; Remedies. No failure on the part of the Agent or
                     -------------------
any Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 11. Continuing Agreement. This Agreement is a continuing
                     --------------------
agreement and shall (i) remain in full force and effect until the Receivables Agreement shall have been terminated and all of the Seller Obligations shall have been fully satisfied, (ii) be binding upon the Company, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Agent, each Purchaser, and their respective successors, transferees and assigns.

         SECTION 12. Governing Law.  This Agreement shall be
                     -------------
governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    THE CONTINENTAL CORPORATION

                                       By
                                         -------------------------------------
                                           Title: